**INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MERCK

Business Confidential B use only

EFFECTIVE DATE: January 1, 2008

SUPPLY AGREEMENT

Dated as of January 1, 2008

By and Between

MERCK & CO., INC.

and

CHEROKEE PHARMACEUTICALS LLC

TABLE OF CONTENTS

PAGE NUMBER

AGREEMENT

This Supply Agreement (this "AGREEMENT"), dated as of January 1, 2008 (the "EFFECTIVE DATE"), by and between Merck & Co., Inc., a New Jersey corporation ("MERCK"), with offices at One Merck Drive, Whitehouse Station, NJ 08889-0100 and Cherokee Pharmaceuticals LLC a Pennsylvania limited liability company ("SUPPLIER"), with offices at 1835 Market Street, 8th Floor, Philadelphia, Pennsylvania, 19103.

WITNESSETH:

WHEREAS, simultaneously with the execution of this AGREEMENT, SUPPLIER and MERCK have entered into a certain sale and purchase agreement (the "PURCHASE AGREEMENT") with respect to the FACILITY (as hereinafter defined); and

WHEREAS, the parties are desirous of entering into the PURCHASE AGREEMENT only if simultaneously with the execution of the PURCHASE AGREEMENT, this AGREEMENT(together with certain SUBSTANCE SPECIFIC COMMITMENTS (as hereinafter defined)) is executed by the parties; and

WHEREAS, SUPPLIER and MERCK consider the PURCHASE AGREEMENT and this AGREEMENT (together with said SUBSTANCE SPECIFIC COMMITMENTS) to comprise parts of an overall business and financial understanding between themselves; and

WHEREAS, MERCK wishes SUPPLIER to provide certain APIs and INTERMEDIATES (both as hereinafter defined; collectively, the "SUBSTANCES" and each, a "SUBSTANCE"), in accordance with the terms and conditions set forth in this AGREEMENT; and

WHEREAS, SUPPLIER is willing to provide SUBSTANCES in accordance with the terms and conditions set forth in this AGREEMENT.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.0 DEFINITIONS

The following terms as used in this AGREEMENT shall have the meanings set forth in this SECTION:

1.1 The term "API" shall mean each of the active pharmaceutical ingredients set forth in the applicable SUBSTANCE SPECIFIC COMMITMENT issued pursuant hereto and "APIs" shall mean all of them.

1.2 The term "AFFILIATE" shall mean (1) any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly by a party; or (2) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of a party; or (3) any corporation or business entity directly or indirectly controlling or under control of a corporation or business entity described in (1) or (2). MERCK AFFILIATES may participate in this AGREEMENT upon notification to SUPPLIER of their agreement to be bound by the terms and conditions hereof; provided that any majority owned subsidiary of MERCK may participate in this AGREEMENT without such notification.

1.3 The term "AGENCY" shall mean any applicable local, national or supranational government regulatory authority involved in granting approvals for the MANUFACTURE of SUBSTANCE at the FACILITY or the formulation or sale of PRODUCT containing SUBSTANCE, including, without limitation, the FDA.

1.4 The term "AGREEMENT OF CONFIDENTIALITY" shall mean that certain mutual confidentiality agreement dated as of **December 6, 2007** by and between the parties. A copy of which is attached hereto as **ATTACHMENT A**.

1.5 The term "BUSINESS DAY" shall mean any day other than Saturday, a Sunday or a day on which banks in Philadelphia, Pennsylvania are authorized or required to be closed for regular banking business.

1.6 The term "CALENDAR YEAR" shall mean each period during the TERM commencing on January 1 and ending on December 31.

1.7 The term "cGMPs" shall mean all LAWS relating to the MANUFACTURE of SUBSTANCE, including but not limited to the current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, the EU Good Manufacturing Guidelines, Brazil Anvisa Resolution – RDC No. 2101, August 4, 2003, Japanese MHLV GMP/GQP Ordinances for GMP No. 79 & 180 dated December 24, 2004, and any other applicable guidelines.

1.8 The term "CHANGE OF CONTROL" means an event which occurs during the TERM of this AGREEMENT and without MERCK'S prior written consent, whereby:

(i) any PERSON or combination of PERSONS (other than the existing shareholders as of the EFFECTIVE DATE) has become the direct or beneficial owner (as defined in Rule 13d-3 under the EXCHANGE ACT) (A) of more than 49% of the voting stock of SUPPLIER or its ultimate parent entity or (B) of SUPPLIER or its ultimate parent entity resulting in SUPPLIER and/or its ultimate parent entity losing its diversity status with the National Minority Supplier Development Council (such PERSON or PERSONS being the "NEW PARENT" for the purpose of this SECTION 1.7 and SECTION 14.6); or

(ii) SUPPLIER or the ultimate parent entity is merged with or into or amalgamated or consolidated with another corporation and, immediately after giving effect to the merger, amalgamation or consolidation, less than 51% of the outstanding voting stock of the surviving or resulting entity is then beneficially owned (within the meaning of Rule 13d-3 of the EXCHANGE ACT) in the aggregate by (x) the stockholders of SUPPLIER or the ultimate parent entity (as the case may be) immediately prior to such merger, amalgamation or consolidation, or (y) if a record date has been set to determine the stockholders of SUPPLIER or the ultimate parent entity (as the case may be) entitled to vote on such merger, amalgamation or consolidation, the stockholders of SUPPLIER or the ultimate parent entity (as the case may be) as of such a record date (such surviving entity being a "NEW CORPORATION").

(iii) SUPPLIER, the NEW CORPORATION or NEW PARENT does not retain the senior operating officers or does not replace the senior operating officers with individuals having the same or similar expertise (as determined in MERCK'S reasonable discretion) to operate SUPPLIER's FACILITY where MERCK SUBSTANCE is MANUFACTURED;

(iv) SUPPLIER, the NEW CORPORATION or NEW PARENT (or any of its or their AFFILIATES) owns or has a marketing license to market a product which competes directly or indirectly with a MERCK product that contains SUBSTANCE (other than any activity

associated solely with being a physical distributor of any such competing product).

1.9 The term "COMMITMENT REQUIREMENTS" shall mean that percentage of MERCK's actual annual requirements of that particular SUBSTANCE referenced in the relevant SUBSTANCE SPECIFIC COMMITMENT, throughout the COMMITMENT TERM which will be sourced by MERCK from SUPPLIER and any other third party (if permitted by the terms of this AGREEMENT) . For avoidance of doubt, said requirements: (i) shall be decreased by such quantities manufactured by third party suppliers for the purpose of MERCK qualifying such supplier to provide SUBSTANCE, and (ii) further decreased by such quantities as may be manufactured at any MERCK-owned facility, and (iii) further decreased by such quantities of SUBSTANCE that MERCK may be holding as inventory and which MERCK, in its sole discretion, elects to utilize to meet such annual requirements.

1.10 The term "COMMITMENT TERM" shall mean the term of the relevant SUBSTANCE SPECIFIC COMMITMENT, as set forth in said SUBSTANCE SPECIFIC COMMITMENT.

1.11 The term "COMPENDIA / COMPENDIAL" means the current US Pharmacopeia, European Pharmacopeia, Japanese Pharmacopeia and other applicable Pharmacopeia standards.

1.12 "DEBT" shall mean the total current and long term portion of obligations relating to financial instruments including but not limited to notes payable, lines of credit, current portion of long term debt and long term debt.

1.13 The term "DELIVERY/DELIVER/DELIVERED" shall mean SUPPLIER's delivery of SUBSTANCE, DDU, MERCK's or such other facility as designated in the ORDER (INCOTERMS 2000); provided, however, that with respect to the delivery of Abamectin and Eprinomectin, the delivery of SUBSTANCE shall be DDP, the facility as designated in the ORDER (INCOTERMS 2000).

1.14 The term "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

1.15 The term "EVENT OF DEFAULT" shall mean (a) any default under any loan, credit facility or any other agreement with any financial institution or other equity investor or debt lender; or (b) any order, judgment or decree entered against SUPPLIER decreeing the dissolution or split-up of SUPPLIER and such order, judgment or decree is not appealed by SUPPLIER; or (c) suspension of the

usual business activities of SUPPLIER or the complete or partial liquidation of SUPPLIER's business; or (d) the occurrence of any event set forth in SECTION 14.6.1 with respect to SUPPLIER.

1.16 The term "EVENT OF NOTICE" shall mean (a) failure of SUPPLIER to pay any principal, interest or other amount due under any credit facility when due, whether at stated maturity; or (b) failure of SUPPLIER to perform or observe any other material term, covenant or agreement to be performed or observed by it pursuant to any credit facility; or (c) any representation or warranty made by SUPPLIER relating to any credit facility which shall prove to have been false in any material respect when made.

1.17 The term "FACILITY" shall mean SUPPLIER's facility located at 100 Avenue C, Riverside PA 17868.

1.18 The term "FDA" shall mean the United States Food and Drug Administration and any successor agency having substantially the same function.

1.19 The term "INVOICE" shall mean the SUPPLIER's invoice which shall contain the following (and any other information specifically requested by MERCK): (a) name of SUPPLIER and "Remit to" address; (b) MERCK's purchase order number; (c) invoice number; (d) invoice date; (e) description of goods and services; and (f) total invoice amount with miscellaneous charges listed separately.

1.20 The term "INTERMEDIATE" shall mean any SUBSTANCE that is MANUFACTURED by SUPPLIER for sale that is not an API.

1.21 The term "KEY EMPLOYEE" shall mean any employee of SUPPLIER or any SUBSUPPLIER who performs any of the services or functions required to be performed by SUPPLIER under this AGREEMENT.

1.22 The term "LAWS" shall mean the laws, ordinances, rules, regulations, and lawful orders of any public authority (including without limitation child labor laws), whether existing at present or later enacted, bearing on the performance of this AGREEMENT, the relevant SUBSTANCE SPECIFIC COMMITMENT, and the relevant ORDER.

1.23 The term "MANUFACTURE/MANUFACTURING/MANUFACTURED" shall mean all operations of SUPPLIER in the production, packaging, labeling, warehousing, quality control testing (including in-process, release and stability testing), release, and shipping of SUBSTANCE.

1.24 The term "MATERIALS" shall mean all raw materials, components, and other items necessary for the MANUFACTURE of SUBSTANCE;

1.25 The term "MERCK KNOW-HOW" shall mean information and data, in any form, that MERCK has determined to be necessary to MANUFACTURE SUBSTANCE, whenever disclosed to SUPPLIER, as the same may be modified from time to time by MERCK in its sole discretion. The index of MERCK KNOW-HOW in connection with each SUBSTANCE shall be set forth in each relevant SUBSTANCE SPECIFIC COMMITMENT.

1.26 The term "NDA" shall mean a new drug application prepared in conformance with applicable FDA regulations for filing with the FDA for marketing authorization of PRODUCT or such other similar filings in any country or region of the world.

1.27 The term "ORDER" shall mean a purchase order, assignment order, or task order issued by MERCK, or purchase contract entered into between SUPPLIER and MERCK under this AGREEMENT and the relevant SUBSTANCE SPECIFIC COMMITMENT. Each ORDER shall specify the quantity of SUBSTANCE ordered, the required delivery date, and the shipping address.

1.28 The term "ORDER PERIOD" shall mean that period of time between MERCK's issuance of an ORDER and the required delivery date set forth in the ORDER, as set forth in the relevant SUBSTANCE SPECIFIC COMMITMENT.

1.29 The term "PERSON" means an individual, a corporation, a partnership, an association, a trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof, including a syndicate or group deemed to be a "person" by SECTIONs 13(d)(3) and 14(d)(2) of the EXCHANGE ACT.

1.30 The term "PRODUCT" shall mean that certain formulated and finished product of MERCK, identified in the relevant SUBSTANCE SPECIFIC COMMITMENT, of which SUBSTANCE is a component.

1.31 The term "QUARTER" shall mean the period of three consecutive calendar months ending March 31, June 30, September 30, and December 31.

1.32 The term "RECORDS" shall mean SUPPLIER's records, which shall include, without limitation, accounting records, time sheets, written policies and

procedures, test results, reports, correspondence, memoranda, and any other documentation related to the performance of this AGREEMENT.

1.33 The term "SPECIFICATIONS" shall mean the specifications for SUBSTANCE issued in connection with the relevant SUBSTANCE SPECIFIC COMMITMENT, as may be amended from time to time by MERCK.

1.34 The term "SUBSTANCE FORECAST" shall mean MERCK's non-binding estimated requirements of SUBSTANCE for the TERM of this AGREEMENT.

1.35 The term "SUBSTANCE SPECIFIC COMMITMENT" shall mean the terms and conditions related to each specific SUBSTANCE, attached hereto as ATTACHMENT B, pursuant to which MERCK shall procure SUBSTANCE from SUPPLIER and SUPPLIER shall supply to MERCK the SUBSTANCE, in accordance with the terms of this AGREEMENT.

1.36 The term " SUBSUPPLIER" shall mean any PERSON which, as a subcontractor or agent of SUPPLIER, performs any of the services or functions required to be performed by SUPPLIER under this AGREEMENT; provided, such SUBSUPPLIER has been approved previously in writing by MERCK. For the avoidance of doubt, Sigma Aldrich Corporation shall be deemed a SUBSUPPLIER and has been accepted by MERCK to provide certain transition services and support as well as management support for quality, procurement and technical operations.

1.37 The term "SUPPLY PRICE" shall mean the price for SUBSTANCE as set forth in the relevant SUBSTANCE SPECIFIC COMMITMENT.

1.38 The term "TERM" shall mean the term of this AGREEMENT, as set forth in SECTION 13.1.

1.39 The term "VIOLATION" shall mean that either SUPPLIER or its SUBSUPPLIERS, or any of its or their officers, directors or KEY EMPLOYEES has been: (1) convicted of any of the felonies identified among the exclusion authorities listed on the U.S. Department of Health and Human Services, Office of Inspector General website, including 42 U.S.C. 1320a-7(a) (http://oig.hhs.gov/fraud/exclusions/exclusionauthorities.html); (2) identified in the List of Excluded Individuals/Entities (LEIE) database (http://oig.hhs.gov/fraud/exclusions/listofexcluded.html) on said website or the U.S. General Services Administration's list of Parties Excluded from Federal Programs (http://www.epls.gov); or (3) listed by any US Federal agency as being

suspended, debarred, excluded, or otherwise ineligible to participate in Federal procurement or non-procurement programs.

2.0 SUPPLY

2.0 SUPPLIER expressly agrees to supply SUBSTANCE to MERCK in accordance with the terms of this AGREEMENT, the relevant SUBSTANCE SPECIFIC COMMITMENT and ORDER. SUPPLIER expressly agrees not to supply any SUBSTANCE to any PERSON other than MERCK, except for a third-party approved in writing by MERCK (or pursuant to the terms of this AGREEMENT).

**

2.1 In the event that SUPPLIER is unable timely to supply the quantities of SUBSTANCE contemplated by the relevant SUBSTANCE SPECIFIC COMMITMENT and/or ORDER because SUBSTANCE, MATERIALS or existing manufacturing capacity are in short supply or anticipated to be in short supply, SUPPLIER shall notify MERCK in writing of such circumstances immediately, including without limitation the underlying reasons for such shortage, proposed remediation measures, the date such inability is expected to end, the amount of MATERIALS actually available to SUPPLIER during such shortage, and the amount of SUBSTANCE to be supplied to MERCK during such shortage.

2.1.1 In the event that such shortage lasts or is anticipated (by either party in its reasonable discretion) to last for more than two (2) weeks but not more than four (4) months, or for more than four (4) months solely due to force majeure, SUPPLIER shall use all commercially reasonable efforts to remedy immediately the cause of such shortage. Furthermore MERCK shall receive a first priority on all such SUBSTANCE, MATERIALS or existing manufacturing capacity in short supply.

2.1.2 In the event that such shortage lasts or is anticipated (by either party in its reasonable discretion) to last for more than four (4) months (other than solely due to force majeure), SUPPLIER shall use all commercially reasonable efforts to remedy immediately the cause of such shortage, and from and after SUPPLIER's receipt of notice thereof from MERCK (which MERCK may provide in its sole discretion), the COMMITMENT REQUIREMENT set forth in the relevant SUBSTANCE SPECIFIC

COMMITMENT shall be eliminated in its entirety for the term of said SUBSTANCE SPECIFIC COMMITMENT. Furthermore MERCK shall receive a first priority on all such SUBSTANCE, MATERIALS or existing manufacturing capacity in short supply. In the event that MERCK incurs any costs in obtaining, qualifying, or registering a second source of supply or incurs any other costs associated with making or buying SUBSTANCE from an alternate source (such as a higher price, or premium for accelerated production) SUPPLIER shall reimburse MERCK for all such costs. SUPPLIER shall assist MERCK in effecting a smooth transition to any such alternate source. In addition, MERCK may, in its sole discretion (but is under no obligation to do so), by written notice thereof to SUPPLIER, assume management of the relevant operations of SUPPLIER at the FACILITY, on behalf of SUPPLIER, to eliminate any such shortage and to ensure that MANUFACTURING operations have returned to a steady state. Such management may include MERCK staff working at and from the FACILITY during such period, and SUPPLIER shall accommodate same. During such management period, SUPPLIER shall, and shall cause its employees, SUBSUPPLIERS, agents and contractors to, take and follow MERCK's direction provided in such management capacity. By written notice from MERCK given either at MERCK's discretion or promptly after elimination of such shortage and the return of MANUFACTURING operations to a steady state, MERCK shall relinquish said assumed management and thereupon SUPPLIER shall resume management of such operations. If MERCK incurs any costs associated with such assumed management, SUPPLIER shall reimburse MERCK for all such costs.

2.2 SUPPLIER shall supply MERCK, upon request and at no cost to MERCK, with those quantities described as 'Sample Quantity' of SUBSTANCE in the relevant SUBSTANCE SPECIFIC COMMITMENT.

3.0 ESTIMATED REQUIREMENTS AND ORDERS

3.1 Attached hereto as EXHIBIT 3.1, MERCK has provided to SUPPLIER its SUBSTANCE FORECAST.

3.2 The initial ORDER for the first two CALENDAR QUARTERS following the EFFECTIVE DATE of this AGREEMENT is attached hereto as EXHIBIT 3.2. No later than the first day of each CALENDAR QUARTER, MERCK shall provide to SUPPLIER a written rolling twelve month forecast for each SUBSTANCE (the "ROLLING FORECAST") for the next subsequent four CALENDAR QUARTERS.

After the initial ORDER, only the first three (3) months of each ROLLING FORECAST shall constitute an ORDER. The remainder of the ROLLING FORECAST shall not constitute an ORDER by MERCK to take DELIVERY of SUBSTANCE.

3.3 The requirements for SUBSTANCE contained in the ORDER shall not be less than seventy-five percent (75%), nor more than one hundred twenty-five percent (125%) of that quarter's ROLLING FORECAST issued in the immediately preceding ROLLING FORECAST, when that quarter was the second quarter in such forecast. In addition, the second QUARTER of each ROLLING FORECAST shall not be less than fifty percent (50%) nor more than one hundred fifty percent (150%) of such quarter's ROLLING FORECAST issued in the immediately preceding ROLLING FORECAST, when that quarter was the third quarter in such forecast.

3.4 Each ORDER shall specify the SUBSTANCE, the total quantity of SUBSTANCE ordered, the required DELIVERY date (or dates), any special DELIVERY instructions and the shipping address(es).

3.5 Should MERCK place an ORDER to procure SUBSTANCE substantially in excess of the volume estimate included in the ROLLING FORECAST (excluding any updates thereto), SUPPLIER shall use commercially reasonable efforts to meet MERCK's request.

3.6 Notwithstanding the volumes described in any ROLLING FORECAST (or update thereto), MERCK may place an ORDER for SUBSTANCE substantially below the volume estimate included in the ROLLING FORECAST (or update thereto), subject nonetheless to MERCK's obligation to satisfy the COMMITMENT REQUIREMENTS and the provisions set forth in SECTION 3.3 hereof. If MERCK has no requirements for the subject SUBSTANCE, MERCK shall have no obligation to place an ORDER.

3.7 MERCK may cancel or defer any ORDER without penalty, provided that such cancellation notice is received by SUPPLIER prior to the commencement of MANUFACTURE. If MERCK cancels or defers an ORDER prior to the commencement of MANUFACTURE, SUPPLIER shall use commercially reasonable efforts to minimize any charges to MERCK.

3.8 SUPPLIER shall complete each ORDER on or before the date specified in such ORDER. No DELIVERIES of SUBSTANCE shall be made more than two (2) business days in advance of the date specified for DELIVERY in the relevant ORDER without MERCK's approval. SUPPLIER shall include the site of

MANUFACTURE among the documents accompanying each shipment of SUBSTANCE.

3.9 SUPPLIER and MERCK agree that, upon the failure of SUPPLIER to deliver any portion of an ORDER in accordance with this AGREEMENT, then, in addition to any other remedies available to MERCK hereunder, MERCK shall receive full credit for the undelivered SUBSTANCE for the purpose of meeting the COMMITMENT REQUIREMENT set forth in the relevant SUBSTANCE SPECIFIC COMMITMENT.

3.10 After SUPPLIER's initial commercial delivery of SUBSTANCE to MERCK in accordance with a plan agreed to by both parties to build the safety stock inventory, SUPPLIER shall maintain, at all times during the COMMITMENT TERM, no less than three months of "Safety Stock" for each SUBSTANCE on a ROLLING FORECAST basis; excepting, however, where such Safety Stock has been used as contemplated by this AGREEMENT, in which instance it shall be replaced within one (1) month of such use or such other time mutually agreed by the parties taking into account any FACILITY capacity limitations. Such Safety Stock shall be maintained with the balance of the inventory on a "First-Expired First-Out" basis (FEFO) and in accordance with all applicable cGMPs. Notwithstanding the foregoing, SUPPLIER shall draw on such Safety Stock to supply ORDERS in the ordinary course within the timeframe set forth in the relevant SUBSTANCE SPECIFIC COMMITMENT. Except in instances of termination by MERCK for cause, MERCK shall purchase the remaining Safety Stock from SUPPLIER.

3.11 Notwithstanding anything in this ARTICLE 3 to the contrary, MERCK shall not be permitted to place any ORDER and SUPPLIER shall not be obligated to fulfill any such ORDER that exceeds the MANUFACTURING capacity at the FACILITY.

4.0 PRICE AND PAYMENTS

4.1 Payments in Calendar Year 2008. The parties have agreed that for CALENDAR YEAR 2008 only, no later than the first (1st) day of each CALENDAR QUARTER, MERCK shall pay to SUPPLIER the SUPPLY PRICE for the quantities of SUBSTANCE anticipated to be MANUFACTURED by SUPPLIER in such CALENDAR QUARTER (the "PREPAYMENT AMOUNT"). No later than thirty (30) days following the end of each CALENDAR QUARTER-any such PREPAYMENT AMOUNT shall be reconciled with the actual amount released during such previous CALENDAR QUARTER as follows:

The difference between the PREPAYMENT AMOUNT for the previous CALENDAR QUARTER less the amount of SUBSTANCE actually MANUFACTURED by SUPPLIER during such QUARTER multiplied by the SUPPLY PRICE. If such difference is positive, then such amount shall be reimbursed within seven (7) days after receipt by SUPPLIER of MERCK's reconciliation. If such difference is negative, then such amount shall be added to the next QUARTER's PREPAYMENT AMOUNT.

Notwithstanding the foregoing, with respect to Abamectin only supplied during CALENDAR YEAR 2008, the payment terms shall be in accordance with SECTION 4.3.

4.2 Payments in Calendar Year 2009. The parties have agreed that for CALENDAR YEAR 2009 only, no later than the first (1st) day of each calendar month, MERCK shall pay to SUPPLIER the SUPPLY PRICE for the quantities of SUBSTANCE anticipated to be DELIVERED by SUPPLIER in such calendar month (the "PREPAYMENT AMOUNT"). No later than thirty (30) days following the end of each calendar month, such PREPAYMENT AMOUNT shall be reconciled with the actual amount DELIVERED during such previous calendar month as follows:

The difference between the PREPAYMENT AMOUNT for the previous calendar month less the amount of SUBSTANCE actually DELIVERED by SUPPLIER during such month multiplied by the SUPPLY PRICE. If such difference is positive, then such amount shall be reimbursed within seven (7) days after receipt by SUPPLIER of MERCK's reconciliation. If such difference is negative, then such amount shall be added to the next month's PREPAYMENT AMOUNT.

Notwithstanding the foregoing, with respect to Abamectin only supplied during CALENDAR YEAR 2009, the payment terms shall be in accordance with SECTION 4.3.

4.3 Payments in Calendar Year 2010 and thereafter , MERCK shall pay to SUPPLIER the SUPPLY PRICE (in the currency in which the SUPPLY PRICE is stated) of each shipment of SUBSTANCE within thirty (30) days after (i) the date of receipt of a complete INVOICE or (ii) the date of DELIVERY, whichever is later (the "INVOICE DATE").

4.4 **

**

4.5 To the extent that the goods or services to be provided hereunder are subject to any sales, use, rental, personal property, value added, or any other taxes, payment of said taxes is MERCK's responsibility. SUPPLIER shall be liable for any and all taxes on any and all income it receives from MERCK under any agreement.

4.6 Commencing in CALENDAR YEAR 2011, MERCK may provide SUPPLIER with written notification of lower price offers for SUBSTANCE from viable alternate suppliers, but need not disclose the identity of the alternate supplier. SUPPLIER shall either meet the competitive price for the quantity offered or permit MERCK to purchase the quantity offered at such lower price. MERCK's obligation to purchase any quantities under this AGREEMENT shall be reduced accordingly. No restraints on the quantity subject to this SECTION shall be imposed.

4.7 Payment of an INVOICE shall not preclude MERCK from exercising its audit rights under the terms of ARTICLE 19 of this AGREEMENT, shall not be deemed a release of any potential claims against SUPPLIER, and shall not limit MERCK from pursuing any other remedy available to MERCK under this AGREEMENT or applicable laws.

4.8 Any relevant productivity improvement (including without limitation an operational improvement or reduction in the cost of MATERIALS) shall be discussed by SUPPLIER and MERCK in good faith, and SUPPLIER shall implement a productivity improvement, directly related to the MANUFACTURING of SUBSTANCE, only upon MERCK's written consent Any such productivity improvement initiated prior to January 1, 2011 shall be for the benefit of SUPPLIER. Beginning on January 1, 2011, if such productivity improvement was proposed by MERCK, the resulting cost savings shall reduce the SUPPLY PRICE by an amount equal to sixty percent (60%) of the amount of such cost savings and if such productivity improvement was proposed by SUPPLIER, the resulting cost savings shall reduce the SUPPLY PRICE by an amount equal to forty percent (40%) of the amount of such cost savings. From and after January 1, 2011, should either party incur any incremental costs associated with such productivity improvement, then the costs shall be apportioned in the same percentage as the cost savings apportionment.

4.9 In an effort to share growth of SUPPLIER's overall business, beginning in CALENDAR YEAR 2008, SUPPLIER shall pay to MERCK a commercial annual rebate ("COMMERCIAL ANNUAL REBATE") in the amount of three percent

(3%) of non-MERCK manufacturing revenue and one (1%) on all other non-Merck revenue, excluding however, the current projected revenues for Abamectin for Calendar Years 2008-2011.SUPPLIER shall pay the COMMERCIAL ANNUAL REBATE by check to MERCK no later than the fifteenth (15th) of February of the next CALENDAR YEAR.

4.10 **

5.0 DELIVERY OF GOODS AND RISK OF LOSS

5.1 Prior to DELIVERY of SUBSTANCE to MERCK, SUPPLIER shall MANUFACTURE and/or store all SUBSTANCE and MATERIALS in accordance with the MERCK KNOW-HOW cGMPs and the terms and conditions of this AGREEMENT. In the event of a conflict among the MERCK KNOW-HOW and cGMPs with regard to said storage, SUPPLIER shall notify MERCK thereof in writing and the order of precedence shall be determined by MERCK.

5.2 SUPPLIER shall DELIVER or arrange for DELIVERY of SUBSTANCE, in accordance with the MERCK KNOW-HOW, and cGMPs, to the site designated by MERCK in the relevant ORDER. SUPPLIER shall DELIVER SUBSTANCE from SUPPLIER'S FACILITY. Each shipping container or carton shall be marked as to the quantity, the contents, MERCK item code, and any other information as required by the relevant ORDER. In the event of a conflict among the MERCK KNOW-HOW and cGMPs with regard to said DELIVERY, SUPPLIER shall notify

MERCK thereof in writing and the order of precedence shall be determined by MERCK.

5.3 Title to SUBSTANCE supplied hereunder shall pass to MERCK upon the earlier of (i) DELIVERY in accordance with SECTION 5.2 or (ii) MERCK'S payment of the SUPPLY PRICE.

5.4 Risk of loss or damage to the SUBSTANCES shall remain with SUPPLIER until SUBSTANCES are loaded onto the carrier's vehicle by SUPPLIER for DELIVERY from SUPPLIER'S FACILITY, at which time risk of loss or damage shall transfer to MERCK. SUPPLIER shall, if so requested by MERCK and in accordance with MERCK'S instructions and as agent for MERCK, (i) arrange for DELIVERY to be paid by MERCK and (ii) at SUPPLIER's risk and expense, obtain any export license or other official authorization necessary to export SUBSTANCE from the country where MANUFACTURED to MERCK. MERCK shall arrange for insurance and shall select the freight carrier used by SUPPLIER to DELIVER SUBSTANCE and may monitor SUPPLIER'S shipping and freight practices as they pertain to this AGREEMENT.

5.5 **

6.0 REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1 SUPPLIER represents, warrants, and covenants that all SUBSTANCE shall, at the time of DELIVERY: (1) be MANUFACTURED in accordance with the SPECIFICATIONS, and with all LAWS in effect on the day of delivery (including without limitation the MERCK KNOW-HOW and cGMPs); and (2) have a minimum of seventy five percent (75%) of its shelf-life, as evidenced by expiry

dating, remaining. Without limiting said representations, warranties, and covenants, SUPPLIER covenants that no SUBSTANCE shall, at the time of delivery, be: (1) adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act, including without limitation the relevant regulations under the United States Code of Federal Regulations, or any similar law of any other jurisdiction; or (2) an article which may not, under the provisions of said Act and Regulations, or any similar law of any other jurisdiction, be introduced into interstate commerce.

6.2 If MERCK claims that any shipment of SUBSTANCE did not, at the time of DELIVERY, meet the SPECIFICATIONS, MERCK shall notify SUPPLIER. If MERCK and SUPPLIER are unable to agree as to whether such SUBSTANCE met the SPECIFICATIONS, the parties shall cooperate to cause the SUBSTANCE in dispute to be analyzed by an independent testing laboratory of recognized repute selected by MERCK and approved by SUPPLIER, which approval shall not be unreasonably withheld. The results of such laboratory testing shall be final and binding on the parties on the issue of compliance of the SUBSTANCE with the SPECIFICATIONS. If the laboratory has determined that the SUBSTANCE meets the SPECIFICATIONS, then MERCK shall bear the cost of the independent laboratory testing and pay for the SUBSTANCE in accordance with this AGREEMENT. If the laboratory has determined that the SUBSTANCE does not meet the SPECIFICATIONS, then SUPPLIER shall bear the cost of the independent laboratory testing, and SUPPLIER shall, at MERCK's election, either replace the rejected SUBSTANCE within thirty (30) days of the date of such determination, at no cost to MERCK, or refund to MERCK the price paid for such SUBSTANCE, plus any applicable delivery charge.

6.3 Any SUBSTANCE that fails to meet the warranties under SECTION 6.1 and that is in MERCK's possession shall, at SUPPLIER's option, either be: (1) returned to SUPPLIER at SUPPLIER's expense; or (2) destroyed pursuant to SUPPLIER's instructions and with MERCK's approval, which approval shall not be unreasonably withheld, at SUPPLIER's expense.

6.4 SUPPLIER represents, warrants, and covenants that SUBSTANCE and the method of MANUFACTURE thereof do not, and during the TERM will not, infringe any letters patent or any extension thereof or breach any confidentiality or non-use obligations owed to a third party, and SUPPLIER shall protect, defend, indemnify, and save harmless MERCK, its AFFILIATES, and their respective officers, directors, employees, and agents from and against any and all claims, losses, demands, causes of action, and any and all related costs and expenses of every kind (including, but not limited to, reasonable attorneys' fees, costs, and expenses suffered by the parties hereto and/or their employees,

and/or suffered by any other person or entity) on account of any allegation of such infringement or breach. In the event that any SUBSTANCE, or any part thereof, become the subject of any claim that their use infringes, misappropriates, or otherwise violates the intellectual property rights or violates any confidentiality or non-use obligations of any third party, SUPPLIER shall, at its expense procure for MERCK or its AFFILIATE, if applicable, a license to use such SUBSTANCE or part thereof; provided, however, that if SUPPLIER is unable timely so to procure, SUPPLIER shall refund all monies paid by MERCK in connection with the applicable, ORDER. This SECTION 6.4 shall not apply to the extent that the relevant method of MANUFACTURE is part of MERCK KNOW-HOW.

6.5 SUPPLIER represents, warrants, and covenants that the current MANUFACTURING process and all future process changes or test method changes prepared in connection with the MANUFACTURE of SUBSTANCE shall be validated prior to the filling of any ORDERS; provided, however, that MERCK may, in its sole discretion, accept SUBSTANCE from SUPPLIER prior to the completion of such validation. Any change in the test methods for SUBSTANCE shall, in each case, comply with all LAWS (including without limitation cGMPs), and shall be made in accordance with the certain Quality Agreement to be entered into by the parties for the MANUFACTURE of SUBSTANCE.

6.6 SUPPLIER and MERCK expressly agree that the success of the growth and profitability of SUPPLIER's business as specified in Exhibit 6.6 ("SUPPLIER'S BUSINESS REVENUE") is dependent upon SUPPLIER ensuring the viability of its operations and to that end, it is expressly agreed by the parties that SUPPLIER shall actively grow its pharmaceutical manufacturing and other businesses in accordance with the following:

6.6.1 For CALENDAR YEAR 2010, not more than 90% of SUPPLIER'S BUSINESS REVENUE may be attributable to MERCK SUBSTANCES.

6.6.2 For CALENDAR YEAR 2011 not more than 75% of SUPPLIER'SBUSINESS REVENUE may be attributable to MERCK SUBSTANCES.

6.6.3 For CALENDAR YEAR 2012 not more than 50% of SUPPLIER'S BUSINESS REVENUE may be attributable to MERCK SUBSTANCES.

In the event that SUPPLIER fails to meet this obligation set forth in this SECTION 6.6, MERCK shall have the right to reduce its purchasing obligations set forth in this AGREEMENT in the following CALENDAR YEAR as follows:

To the extent that SUPPLIER does not meet the targets set forth in SECTIONS 6.6.1, 6.6.2 or 6.6.3 by a percentage amount set forth below, then Merck shall have the right (but not the obligation) to decrease its purchasing requirements for each SUBSTANCE in the following CALENDAR YEAR by no more than the percentage set forth below.

Percentage below target growth	Percentage reduction allowed in purchasing requirements of SUBSTANCE
0-10%	15%
11-25%	30%
26-50%	50%
Greater than 50%	100%

Notwithstanding the foregoing, if MERCK requests additional capacity of SUPPLIER and as a result, SUPPLIER does not have capacity to grow its business to meet the growth targets set forth above, then the percentage reductions set forth above shall not apply.

6.7 SUPPLIER covenants and agrees that throughout the TERM of this AGREEMENT, it will:

6.7.1 Promptly provide to Merck by no later than April 15 of each CALENDAR YEAR, annual audited financial statements with respect to SUPPLIER;\

6.7.2 Promptly provide to MERCK by no later than August 1 of each CALENDAR YEAR, non-audited financial statements with respect to SUPPLIER as MERCK may reasonably request for the January 1-June 30 period of such CALENDAR YEAR;

6.7.3 Promptly provide to MERCK by no later than February 15, May 15, August 15, and November 15 of each CALENDAR YEAR, quarterly aged accounts payable reports which shall include but are not limited to a detailed listing of vendors, creditors, and financial institutions as well as corresponding outstanding obligations which are greater than $50,000.

6.7.4 Promptly (but in no event later than 15 days) after the occurrence of an EVENT OF DEFAULT or an event, act or condition, that with notice or lapse of time or both, would constitute an EVENT OF DEFAULT provide MERCK with a certificate of the chief executive officer or chief financial officer of SUPPLIER specifying the nature thereof and SUPPLIER's proposed response thereto.

6.7.5 Promptly (but in no event later than 10 BUSINESS DAYS) after delivery of an EVENT OF NOTICE, provide to MERCK all information relating to an EVENT OF NOTICE, including any additional information or data

requested by MERCK. SUPPLIER agrees to promptly correct or rectify any such underlying event associated with the EVENT OF NOTICE within fifteen days following the date of the underlying event; provided, further, that if such event cannot be rectified within such fifteen day cure period, then SUPPLIER shall immediately notify MERCK and shall discuss with MERCK in detail the plan to rectify any such event. In the event that the underlying event has not been cured within thirty days or MERCK in the exercise of its reasonable judgment is not satisfied with any such cure plan, then MERCK shall have the unilateral right to terminate this AGREEMENT and the consequences of termination shall be as set forth in SECTION 14.1.1 (termination for breach).

7.0 QUALITY

7.1 SUPPLIER shall MANUFACTURE and supply SUBSTANCE(S) in accordance with the SPECIFICATIONS, in accordance with applicable laws, regulations and AGENCY requirements, including, but not limited to, all applicable drug listing regulatory requirements consistent with cGMPs and strictly in accordance with the KNOW-HOW.

7.2 SUPPLIER shall notify MERCK immediately of any difficulty in MANUFACTURING SUBSTANCE(S) in accordance with all of the terms and conditions of this AGREEMENT.

7.3 MERCK may, at its option, investigate the cause of any failure, or require SUPPLIER to do so and provide MERCK with a written report summarizing the results of SUPPLIER's investigation. SUPPLIER shall complete any quality investigation within thirty (30) days, unless granted approval by MERCK for a longer period, such approval not to be unreasonably withheld. The loss resulting from such deficiency shall be borne by the party who is at fault, which shall initially be determined by the technical staff of MERCK. SUPPLIER shall have the right to retest such lot(s) of SUBSTANCE(S) at a facility mutually agreed upon by both parties, only for the purpose of determining financial liability, but not for the purpose of determining releasability of SUBSTANCE(S). In the event that SUPPLIER's testing confirms that the lot(s) meet the SPECIFICATIONS and a third party's test results confirm that SUPPLIER's test results meet the SPECIFICATIONS, further action shall be negotiated. Under such condition, MERCK will pay any charges for retesting by a third party; otherwise, the charges for retesting will be paid by SUPPLIER.

7.4 Notwithstanding anything herein to the contrary, SUPPLIER shall not amend, change or supplement any of the following, except as may be required to comply with applicable laws and regulations and AGENCY requirements, without

MERCK's prior written consent: (A) the SPECIFICATIONS; (B) the MATERIALS; (C) the source of MATERIALS; (D) the specifications for MATERIALS; (E) the KNOW-HOW; (F) the SUPPLIER EQUIPMENT and/or the MERCK EQUIPMENT; and (G) the process for MANUFACTURING SUBSTANCE(S). Any change in any of the foregoing shall, in each case, comply with cGMPs and all applicable laws, regulations and AGENCY requirements. In the event that SUPPLIER needs to change any of the foregoing, SUPPLIER shall (i) IMMEDIATELY notify MERCK of such change, (ii) be responsible, at its expense, for ensuring that all SUBSTANCE(S) MANUFACTURED following such change meets the SPECIFICATIONS and the SUBSTANCE(S) quality and yields achieved during the validation batches and (iii) provide MERCK with all information needed to amend the NDA and any other regulatory filings maintained with respect to PRODUCT(S). SUPPLIER shall continue to supply MERCK with SUBSTANCE(S) approved under MERCK's existing NDA and other regulatory filings for SUBSTANCE(S) until such time as the SUBSTANCE(S) MANUFACTURED following such change is permitted under the NDA and other regulatory filings for PRODUCT(S). If SUPPLIER is responsible for regulatory filings and obtaining AGENCY approvals, SUPPLIER shall immediately notify MERCK if changes are not approved.

7.5 The SPECIFICATIONS may be amended or supplemented from time to time by MERCK upon written notice to SUPPLIER; provided, that the parties have agreed to a reasonable transition plan.

7.6 SUPPLIER shall MANUFACTURE all SUBSTANCE(S) at the FACILITY. MANUFACTURING of SUBSTANCE(S) may not be relocated by SUPPLIER without MERCK's prior written consent. SUPPLIER shall permit one or more qualified technical specialists from MERCK, upon reasonable prior notice and during normal business hours, to conduct audits (including, but not limited to, quality, safety and environmental) of the FACILITY or any other facility which is proposed to be used to MANUFACTURE SUBSTANCE(S). Observations and conclusions of MERCK's audits will be issued to SUPPLIER. SUPPLIER shall provide a written response within fifteen (15) days of receipt of such observations and conclusions. The parties will discuss such response and promptly agree on corrective action to be implemented. The agreed corrective action shall be implemented by SUPPLIER, at SUPPLIER's expense. If necessary, MERCK shall have the right to direct any actions with respect to implementation of corrective action with the assistance of SUPPLIER in order to ensure that any such corrective actions are appropriately completed. MERCK may, in its sole discretion, suspend any ORDERS until the agreed corrective action has been fully implemented. MERCK shall have the right to review all relevant documentation.

7.7 SUPPLIER shall perform, at its quality control laboratories, such quality control tests as are indicated in the MERCK KNOW-HOW and the SPECIFICATIONS, in accordance with the test methods and procedures described by MERCK. For testing that is COMPENDIAL, such testing performed by SUPPLIER shall comply with current COMPENDIA. SUPPLIER shall make the results of its quality control tests available to MERCK on or before the date of DELIVERY of the corresponding batches of SUBSTANCE(S). No production batch of SUBSTANCE(S) shall be released for DELIVERY unless SUPPLIER's tests show the SUBSTANCE(S) to meet the standards set forth in the MERCK KNOW-HOW and the SPECIFICATIONS. Should any production batch fail to meet the standards set forth in the MERCK KNOW-HOW or the SPECIFICATIONS, MERCK may, at its option, investigate the cause of such failure or require SUPPLIER to do so and to provide MERCK with a written report summarizing the results of SUPPLIER's investigations. MERCK shall perform such confirmatory testing of SUBSTANCE(S) released for DELIVERY to MERCK as MERCK shall deem appropriate, which may include, but is not limited to, the recommended procedures set forth in the KNOW-HOW and the SPECIFICATIONS. MERCK shall advise SUPPLIER of any failure of such SUBSTANCE(S) to meet the standards set forth in the MERCK KNOW-HOW or the SPECIFICATIONS without undue delay.

7.8 Should any production batch fail to meet the quality control SPECIFICATIONS as defined in the relevant SUBSTANCE SPECIFIC COMMITMENT, or be produced in a manner not corresponding to the MERCK KNOW-HOW or MERCK-approved MANUFACTURING documents or not in accordance with cGMPs, SUPPLIER shall immediately notify MERCK. Such batch shall not be DELIVERED to MERCK.

7.9 In the event that SUPPLIER fails to comply with the provisions set forth in SECTION 7.1 or 7.7, MERCK or its AFFILIATES may, at MERCK's option, investigate the cause of such failure or deviation from the process, or require SUPPLIER to do so and provide MERCK with a written report summarizing the results of SUPPLIER's investigation. SUPPLIER will complete any quality investigation within seven (7) days, unless granted approval by MERCK to a longer term, such approval not to be unreasonably withheld. The loss resulting from such deficiency shall be borne by the party who is at fault, which shall initially be determined by the technical staff of MERCK or its AFFILIATES. SUPPLIER will reserve the right to retest such batch(es) of SUBSTANCE at a facility mutually agreed upon by both parties, only to determine financial liability, but not to determine releasability of SUBSTANCE. In the event SUPPLIER's testing confirms that the batch(es) meet the SPECIFICATIONS, and a third

party's test results confirm that SUPPLIER's test results meet the SPECIFICATIONS, MERCK will pay any charges for retesting by a third party, otherwise, SUPPLIER shall be responsible for all retesting charges. Both parties agree to be bound by the results of the independent testing laboratory. SUPPLIER agrees to be responsible for any loss of MATERIALS supplied by MERCK at the price paid by MERCK plus any shipping costs, if the failure is due to SUPPLIER's failure to follow procedures, SUPPLIER's negligence or willful misconduct or SUPPLIER'S breach of its obligations. In addition, SUPPLIER will be responsible for all MANUFACTURING costs incurred and shall refund to MERCK any FEE paid by MERCK with respect to the SUBSTANCES not meeting the SPECIFICATIONS. All SUPPLIER liability is to be determined and paid to MERCK no later than thirty (30) days from the end of the QUARTER in which such liability occurred.

7.10 SUPPLIER shall provide MERCK with certificates of analysis related to SUBSTANCE(S) for each batch released for DELIVERY hereunder. These certificates will document that each batch received by MERCK conforms to the MERCK KNOW-HOW and the SPECIFICATIONS. A copy of each certificate shall be included with each batch DELIVERED to MERCK, and one copy shall be faxed at the same time to the MERCK representative specified in the applicable ORDER. SUPPLIER shall also provide MERCK with AGENCY certification, for those countries in which the applicable AGENCY is in the practice of requiring any such certifications.

7.11 SUPPLIER is responsible for obtaining and retaining three (3) times the amount of SUBSTANCE(S) required for quality control release testing as indicated in the KNOW-HOW. Such amounts shall be stored by SUPPLIER as described in the KNOW-HOW and retained for seven (7) years following completion of MANUFACTURE.

7.12 If the relevant SUBSTANCE SPECIFIC COMMITMENT requires, from and after the EFFECTIVE DATE, SUPPLIER shall perform an on-going program of annual stability testing, as approved by MERCK, on samples from three (3) production batches of SUBSTANCE(S) initially, and one (1) batch of SUBSTANCE(S) each year for each packaging type. SUBSTANCE(S) shall be placed on stability for a period of five (5) years following completion of MANUFACTURE of such production batches and, in each case, in accordance with the KNOW-HOW and the SPECIFICATIONS. Such stability testing shall be stability indicating. In the event that SUPPLIER detects any instability and/or degradant in excess of 0.1% in connection with such testing, SUPPLIER shall immediately notify MERCK and, as a part of each annual stability test of such batch thereafter, SUPPLIER shall specifically incorporate such additional testing and controls (e.g., storage

condition changes) as MERCK may specify with respect to such instability and/or degradant. In addition, SUPPLIER shall place one batch of SUBSTANCE(S) on stability following the implementation of any change described in this SECTION. Furthermore, any batch MANUFACTURED with one or more significant deviations should be assessed for possible inclusion in stability studies. SUPPLIER shall provide stability reports to MERCK upon request. For assurance of clarity, MERCK shall continue and carry to completion any stability testing that has commenced prior to execution of this AGREEMENT. In addition, MERCK shall continue to perform such stability testing for the first 12 months from the EFFECTIVE DATE of this AGREEMENT. After 12 months, PRWT shall be responsible for all new stability testing and may hire a third party to perform such stability testing or they may request that MERCK perform such testing for a fee to be mutually agreed to by the parties.

7.13 SUPPLIER shall immediately notify MERCK of any information SUPPLIER receives regarding any threatened or pending action by any AGENCY, including without limitation any AGENCY non-approval or regulatory action. Upon receipt of any such information, SUPPLIER shall consult with MERCK in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting the right of either party to make a timely report of such matter to any AGENCY or take other action that it deems to be appropriate or required by applicable law or regulation.

7.14 SUPPLIER shall immediately notify MERCK of any information of which it is aware concerning SUBSTANCE(S) supplied to MERCK which may affect the safety or efficacy claims or the continued marketing of the SUBSTANCE(S). Any such notification will include all related information in detail. Upon receipt of any such information, SUPPLIER shall consult with MERCK in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting the right of either party to make a timely report of such matter to any AGENCY or take other action that it deems to be appropriate or required by applicable law or regulation. Each party will notify the other immediately of any health hazards with respect to SUBSTANCE(S) which may impact employees involved in the MANUFACTURING of SUBSTANCE(S).

7.15 Upon notification to SUPPLIER by MERCK, of any information of which it is aware concerning SUBSTANCE(S) supplied to MERCK which may affect the safety or efficacy claims or the continued marketing of the SUBSTANCE(S), SUPPLIER shall consult with MERCK in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that

nothing contained herein shall be construed as restricting the right of either party to make a timely report of such matter to any AGENCY or take other action that it deems to be appropriate or required by applicable law or regulation. Each party will notify the other immediately of any health hazards with respect to SUBSTANCE(S) which may impact employees involved in the MANUFACTURING of SUBSTANCE(S).

7.16 SUPPLIER shall immediately notify MERCK of any complaints received by SUPPLIER concerning SUBSTANCE(S). SUPPLIER shall investigate complaints as requested by MERCK and shall take corrective action to avoid future occurrences.

7.17 SUPPLIER hereby agrees to advise MERCK immediately of any proposed visit or inspection by any governmental authority, including, without limitation, any AGENCY or any environmental regulatory authority, and agrees to permit one or more qualified representative(s) of MERCK to be present if requested by MERCK. SUPPLIER hereby agrees to advise MERCK within one (1) Business Day after the commencement of any unannounced visit or inspection by any governmental authority, including, without limitation, any AGENCY or any environmental regulatory authority, and agrees to permit one or more qualified representative(s) of MERCK to be present for the portion of the audit affecting MERCK SUBSTANCE if requested by MERCK. If MERCK is not present during such proposed or unannounced visit or inspection, SUPPLIER shall provide brief summary reports during the course of the inspection. SUPPLIER shall promptly provide a written summary report of the results of the inspection to MERCK in English. SUPPLIER shall promptly (and in no event later than ten (10) business days) furnish MERCK English summaries of all reports, documents or correspondence with respect to any AGENCY requests or inspections of the FACILITY, as well as a copy of each such report, document or correspondence in English.

7.18 SUPPLIER hereby declares that as of the EFFECTIVE DATE of this AGREEMENT it is not producing, packaging, labeling, warehousing, quality control testing (including in-process, release and stability testing), releasing or shipping any new chemical entity classified as penicillins, steroids, hormones, alkaloids, cephalosporins, pesticides, Beta-lactam antibiotics, or other toxic, non-drug substances in the FACILITY. In the event that SUPPLIER intends, during the TERM, to produce, package, label, warehouse, quality control test (including in-process, release and stability testing), release or ship any chemical entity belonging to the classes of products listed above, SUPPLIER shall PROMPTLY notify MERCK in writing of its intention to do so in order to allow MERCK to consider any potential questions of cross-contamination. In the event MERCK

identifies a potential problem of cross-contamination, the parties will meet to resolve the problem. Notwithstanding the foregoing, SUPPLIER shall not manufacture, formulate or package products in the FACILITY which MERCK considers to present cross-contamination problems for SUBSTANCE(S).

7.19 MERCK will specify all required labeling on SUBSTANCE(S) and all components and containers. SUPPLIER will comply with all specified labeling as to each SUBSTANCE and each component and container and shall use only labeling which has been approved in writing by MERCK in advance. SUPPLIER shall not use MERCK labels on any products except SUBSTANCE(S) for which such use has been approved by MERCK. SUPPLIER shall not modify the MERCK labels in any way without MERCK's prior written consent.

7.20 SUPPLIER shall maintain an adequate system, which functions as a risk-based assessment of its supplier(s) of SUPPLIER-supplied MATERIALS that are components of or may come in contact with the SUBSTANCE (such as primary packaging materials, excipients, and APIs).

7.21 SUPPLIER shall provide MERCK with all batch records and any investigation or deviation reports in English related to SUBSTANCE(S) for each lot. Investigations into process deviations must be approved by MERCK Quality.

7.22 SUPPLIER shall provide technical support as defined in ATTACHMENT C to support technical transfer activities related to supply of Eprinomectin and Abamectin.

8.0 RECORDS

8.1 All RECORDS relating to the MANUFACTURING of SUBSTANCE shall be retained by SUPPLIER for a period of not less than ten (10) years from the date of MANUFACTURE of each lot of SUBSTANCE to which said RECORDS pertain. SUPPLIER shall provide MERCK with complete and accurate copies of the appropriate documents for each MANUFACTURING batch, upon MERCK's request. SUPPLIER shall retain all such RECORDS for ten (10) years past the date of termination of this AGREEMENT.

9.0 RECALLS

9.1 In the event that PRODUCT is recalled or withdrawn, SUPPLIER shall fully cooperate with MERCK in connection with such recall or withdrawal. If such recall or withdrawal is caused by a breach of any of SUPPLIER's representations, warranties, agreements or covenants set forth in this

AGREEMENT or due to SUPPLIER'S negligence, recklessness or willful misconduct, SUPPLIER will reimburse MERCK for (i) all SUBSTANCE incorporated into the recalled or withdrawn PRODUCT, (ii) all costs associated with manufacturing the recalled or withdrawn PRODUCT, including without limitation formulation, packaging and distribution expenses, and (iii) all expenses incurred in connection with such recall or withdrawal.

9.2 SUPPLIER agrees to abide by all decisions of MERCK to recall or withdraw PRODUCT.

10.0 COMPLIANCE WITH LAW

10.1 SUPPLIER shall observe and comply with and give all notices required by all LAWS. SUPPLIER shall notify MERCK if it becomes aware of any noncompliance with the LAWS in connection with this AGREEMENT (including without limitation debarment of SUPPLIER under any such LAWS), and shall take all appropriate action necessary to ensure compliance by itself with the LAWS.

10.2 SUPPLIER shall protect, indemnify, and save harmless MERCK, its AFFILIATES, and their respective officers, directors, employees, and agents from and against any and all claims, losses, demands, causes of action, and any and all related costs and expenses of every kind (including, but not limited to, reasonable attorneys' fees, costs, and expenses) suffered by the parties hereto and/or their employees arising from or based on the violation or alleged violation of any of the LAWS.

11.0 INDEMNIFICATION

11.1 SUPPLIER shall protect, defend, indemnify, and save harmless MERCK, its AFFILIATES and their respective officers, directors, employees, and agents from and against any and all claims, losses, demands, causes of action, and all related costs and expenses of every kind (including, but not limited to, reasonable attorneys' fees, costs, and expenses suffered by the parties hereto, and/or their employees, and/or suffered by any other person or entity) occurring, growing out of, incident to, or resulting directly or indirectly from: (1) the failure of SUBSTANCE provided by SUPPLIER hereunder to meet the warranties set forth in SECTION 6.1; (2) a breach by SUPPLIER of any of its other representations, warranties, covenants, agreements, or obligations under this AGREEMENT; or (3) the negligence or willful misconduct of SUPPLIER, its agents,

representatives, employees and/or SUBSUPPLIERS in MANUFACTURING SUBSTANCE or in the performance of any of its other obligations under this AGREEMENT.

For avoidance of doubt, in any and all claims against MERCK or any of its agents or employees by any employee of SUPPLIER, the indemnification obligation under SECTION 11.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable by or for SUPPLIER under worker's compensation acts, disability benefit acts, or other employee benefit acts.

11.2 MERCK shall protect, defend, indemnify, and save harmless SUPPLIER, its AFFILIATES and their respective officers, directors, employees, and agents from and against any and all claims, losses, demands, causes of action, and all related costs and expenses of every kind (including, but not limited to, reasonable attorneys' fees, costs, and expenses suffered by the parties hereto, and/or their employees, and/or suffered by any other person or entity) occurring, growing out of, incident to, or resulting directly or indirectly from: (1) a breach by MERCK of any of its representations, warranties, covenants, agreements, or obligations under this AGREEMENT; or (2) the negligence or willful misconduct of MERCK, its agents, representatives and/or employees in the performance of any of its obligations under this AGREEMENT.

For avoidance of doubt, in any and all claims against SUPPLIER or any of its agents or employees by any employee of MERCK, the indemnification obligation under SECTION 11.2 shall not be limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable by or for MERCK under worker's compensation acts, disability benefit acts, or other employee benefit acts.

11.3 Each party agrees to give the other party: (1) prompt written notice of any claims made for which such party knows or reasonably should know that the other party may be liable under ARTICLE 11; and (2) the opportunity to defend, negotiate, and settle such claims. Each party shall provide the indemnifying party with all information in its possession, all authority and all assistance necessary to enable the indemnifying party to carry on the defense of such suit.

11.4 No party shall be responsible to or bound by any settlement made by the other party without its prior written consent.

12.0 CONSEQUENTIAL DAMAGES

12.1 Except for any breaches of this AGREEMENT or the AGREEMENT OF CONFIDENTIALITY relating to confidential information or disclosures of INFORMATION (as such term is defined in the AGREEMENT OF CONFIDENTIALITY), in no event shall either party including its AFFILIATES be liable to the other party for any incidental, indirect, special or consequential losses or damages of the other party, whether based upon contract, negligence, or other theory of law.

13.0 AGREEMENT TERM

13.1 This AGREEMENT shall commence on the EFFECTIVE DATE and shall continue in full force and effect, unless otherwise terminated in accordance with this AGREEMENT, through and including **December 31, 2012**. Such effective period, and any renewal thereof mutually agreed to in writing, shall be referred to herein as the "TERM."

13.2 No less than thirty six (36) months prior to the end of the TERM, MERCK shall have the right to renew the AGREEMENT for an additional three (3) year term; provided, however, that the parties shall discuss and agree upon the appropriate SUPPLY PRICE for such additional term which shall continue the year on year price reduction of no less than three percent; provided, further, that in the event that the parties are unable to agree to any such SUPPLY PRICE, then the SUPPLY PRICE shall automatically be the SUPPLY PRICE as of the end of the TERM multiplied by ninety-seven percent (97%).

14.0 TERMINATION

14.1 Termination by either party

14.1.1 If the other party shall default in the performance of its material obligations under this AGREEMENT, the non-defaulting party may give written notice to the other party, specifying the nature of the default and, if such default is not remedied within thirty (30) calendar days of receipt of such notice, then the non-defaulting party shall have the right, in its sole discretion, either immediately to terminate this AGREEMENT, or any or all ORDER(S) affected by the default, or suspend the performance of the same until such default is remedied.

14.1.2 If the other party becomes the subject of any receivership proceeding, voluntary or involuntary, bankruptcy, insolvency, reorganization, liquidation, or assignment for the benefit of creditors, the non-defaulting

party may give written notice to the other party terminating this AGREEMENT, or any or all ORDERs.

14.2 MERCK may terminate this AGREEMENT or any or all ORDER(S) effective immediately, upon written notice to SUPPLIER, if: (1)) any required NDA relating to PRODUCT is not approved or not issued, or is deactivated or withdrawn, whether by MERCK or by any AGENCY (as appropriate) in the United States, United Kingdom, Italy, Germany, France, Japan, and Australia,; or (2) SUPPLIER fails to satisfy validation or other cGMP requirements or (3) SUPPLIER fails to obtain or maintain any necessary license, permit or other certificate that it needs to MANUFACTURE SUBSTANCE or to operate the FACILITY or (4) if SUPPLIER breaches any of its covenants, agreements, representations and/or warranties contained in the PURCHASE AGREEMENT or any of the other TRANSACTION DOCUMENTS (as such term is defined in the PURCHASE AGREEMENT) and such breach of such TRANSACTION DOCUMENT remains uncured after passage of the applicable cure period, contained herein, if any.

14.3 Commencing on **January 1, 2011**, MERCK may terminate this AGREEMENT for any reason or no reason upon three (3) years prior written notice to SUPPLIER.

14.4 <u>Consequences of Termination by MERCK</u>.
In the event that this AGREEMENT is terminated by MERCK in accordance with SECTION 14.1, or SECTION 14.2(2) (3) or (4), MERCK shall have the right (but not the obligation) to purchase all SUBSTANCE already MANUFACTURED by SUPPLIER at the lower of (x) SUPPLIER's cost or (y) an agreed-upon price. In such event, all outstanding ORDERS shall be cancelled and MERCK shall have no further liability with respect thereto. In the event that this AGREEMENT is terminated by MERCK in accordance with SECTION 14.2(1), MERCK shall have the obligation to purchase all SUBSTANCE already MANUFACTURED by SUPPLIER pursuant to outstanding ORDERS at the SUPPLY PRICE, and all outstanding ORDERS shall be completed by SUPPLIER and paid for by MERCK in accordance with the terms of this AGREEMENT. In the event that this AGREEMENT is terminated by MERCK in accordance with SECTION 14.3, SUPPLIER shall have the right to (i) sell to MERCK (and MERCK shall have the obligation to purchase) all SUBSTANCE already MANUFACTURED by SUPPLIER pursuant to outstanding ORDERS and the "Safety Stock" as defined in the relevant SUBSTANCE SPECIFIC COMMITMENT at the SUPPLY PRICE, and (ii) either cancel all outstanding ORDERS or require MERCK to purchase all SUBSTANCE to be MANUFACTURED pursuant to outstanding ORDERS at the SUPPLY PRICE, and (iii) reimburse SUPPLIER (at SUPPLIER's actual cost) for raw materials and intermediates actually expended for the MANUFACTURING of SUBSTANCE pursuant to outstanding ORDERS and not refundable.

14.5 Consequences of Termination by SUPPLIER. In the event that this AGREEMENT is terminated by SUPPLIER in accordance with SECTION 14.1, SUPPLIER shall have the right to (i) sell to MERCK (and MERCK shall have the obligation to purchase) all SUBSTANCE already MANUFACTURED by SUPPLIER pursuant to outstanding ORDERS and the inventory pursuant to SECTION 3.10 at the SUPPLY PRICE, and (ii) either cancel all outstanding ORDERS or require MERCK to purchase all SUBSTANCE to be MANUFACTURED pursuant to ORDERS at the SUPPLY PRICE, and (iii) reimburse SUPPLIER for raw materials and intermediates actually expended for the MANUFACTURING of SUBSTANCE pursuant to outstanding ORDERS and not refundable.

14.6 TERMINATION DUE TO A CHANGE OF CONTROL.

14.6.1 Termination based upon Change of Control.

(a) SUPPLIER shall provide written notice to MERCK of any CHANGE OF CONTROL (a) if practicable, not less than 30 calendar days prior to such CHANGE OF CONTROL, or (b) if prior notice is not practicable, within 5 BUSINESS DAYS after such CHANGE OF CONTROL. Together with such notice, or if such notice is provided prior to such event, on the date that such event is consummated, shall deliver to MERCK a certificate signed by the chief executive officer of any NEW CORPORATION, NEW PARENT or new owner after any such CHANGE OF CONTROL, affirming the representations and warranties set forth in ARTICLE 6 as to such PERSON immediately after such CHANGE OF CONTROL.

(b) MERCK may terminate this AGREEMENT or any ORDER immediately, or at such later time as may be designated by MERCK, by providing notice to SUPPLIER within ninety (90) calendar days of receipt of SUPPLIER'S notice of a CHANGE OF CONTROL under SECTION 14.6.1 (a), or if SUPPLIER fails to provide such notice, within sixty (60) calendar days of the date on which the then current financial controller (or its equivalent) of MERCK obtains actual knowledge of such CHANGE OF CONTROL.

14.6.2 No CHANGE OF CONTROL shall operate to release SUPPLIER (or any successor entity) from any of its obligations hereunder, and (except for a merger or consolidation in which SUPPLIER ceases to retain its separate corporate

existence) SUPPLIER shall remain obligated hereunder, as if no CHANGE OF CONTROL had occurred.

14.6.3 Notwithstanding any provision hereof, MERCK shall have the right to terminate this AGREEMENT at any time effective immediately in the event of a CHANGE OF CONTROL if the resulting entity is an individual or entity identified as a proscribed party on the Entity List or the Denied Persons List administered by the Bureau of Industry and Security, U.S. Department of Commerce or the Specially Designated Nationals and Blocked Persons List administered by the Office of Foreign Assets Control, U.S. Department of Treasury.

14.6.4 Consequences of Termination by MERCK due to a CHANGE OF CONTROL

(i) In the event that this AGREEMENT is terminated due to a CHANGE OF CONTROL in accordance with this SECTION 14.6.4(i) then in addition to all other rights and obligations of MERCK and/or SUPPLIER, MERCK shall have the right, and SUPPLIER shall have the obligation to reimburse MERCK for its out-of-pocket reasonable costs and expenses associated with any regulatory filing relating to the change of MANUFACTURE of the SUBSTANCE or PRODUCT to MERCK, its AFFILIATES or third party.

(ii) Following any such CHANGE OF CONTROL, SUPPLIER expressly agrees to assist MERCK in effecting a smooth transition relating to the MANUFACTURE of the SUBSTANCE from SUPPLIER to MERCK, its AFFILIATES or third party.

14.7 Assistance in Transition. In the event that this AGREEMENT is terminated by either party (other than in accordance with SECTION 14.1 by SUPPLIER or SECTION14.2 (1) by MERCK), SUPPLIER shall assist MERCK in effecting a smooth transition to an alternate supplier of SUBSTANCE.

14.8 No Further Liabilities. Termination under this ARTICLE 14.0 shall relieve and release all parties from any liabilities and obligations under this AGREEMENT, other than those specifically set forth in this ARTICLE 14.0, those that survive termination in accordance with ARTICLE 32, and any and all obligations to indemnify the other party in accordance with ARTICLE 11.0.

15.0 INSURANCE

15.1 SUPPLIER agrees to maintain, during the TERM and for five (5) years thereafter, at its own expense, commercial general liability insurance, including blanket contractual liability, products liability and products completed operations coverages, with a minimum limitation of U.S. $5,000,000 per occurrence and U.S. $20,000,000 annual aggregate upon execution of this AGREEMENT. SUPPLIER shall submit to MERCK, from an insurer with an A.M. Best rating of A- or better or otherwise acceptable to MERCK, a certificate of insurance evidencing that the required insurance is in force and effect. Such certificate shall provide that not less than thirty (30) days' advance notice, in writing, shall be given to MERCK of any cancellation, termination or material alteration of such insurance coverages. Such insurance shall name MERCK as an additional insured.

16.0 CHOICE OF FORUM

16.1 The parties agree that the venue for any action, injunctive application, or dispute determinable by a court of law arising out of this AGREEMENT shall be the State of New Jersey and that the federal and state courts therein shall have jurisdiction over the subject matter and the parties.

17.0 ARBITRATION

17.1 The parties shall attempt to amicably resolve any dispute arising out of or relating to this AGREEMENT. In the event that said negotiations are not successful, the dispute shall be resolved through arbitration before three (3) arbitrators. Such arbitration shall take place in Somerset County, New Jersey in such place as mutually agreed by the parties and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the laws of the State of New Jersey without regard to the provisions thereof concerning conflict of laws. Within seven (7) calendar days of either party making a demand for arbitration, MERCK and SUPPLIER shall each select one (1) arbitrator. A third arbitrator shall be selected by the arbitrators selected by the parties within thirty (30) days of the demand for arbitration. In the event that either party shall fail to appoint its arbitrator, or the two (2) arbitrators selected by the parties fail to appoint the third arbitrator, in either case within the prescribed time period, then either party may apply to the AAA for the appointment of such arbitrator. The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators and shall be binding regardless of whether one of the parties fails or refuses to participate in the arbitration. Each party shall pay for the arbitrator it selects with the cost of the third arbitrator being split equally between the parties. All other costs shall also be split equally

between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and order of enforcement, as the case may be. Each party understands and agrees that any use or disclosure of information in violation of this AGREEMENT will cause the disclosing party irreparable harm without an adequate legal remedy and shall therefore entitle the disclosing part to injunctive relief from any court having jurisdiction.

18.0 NON-EXCLUSIVITY

18.1 Except as otherwise set forth in the relevant SUBSTANCE SPECIFIC COMMITMENT, this AGREEMENT shall not be deemed to be an exclusive contract and MERCK shall be free to purchase SUBSTANCE from other suppliers.

19.0 AUDIT RIGHTS

19.1 SUPPLIER shall prepare and maintain the RECORDS, which shall be open to inspection and subject to audit and/or reproduction, during normal working hours and with reasonable advanced written notice, by MERCK or its authorized representatives for evaluation and verification of any invoices, payments, or claims submitted by SUPPLIER or any of its payees, required by governmental authorities, or desirable for any other valid business purpose. MERCK's authorized representative shall have access to SUPPLIER's facilities and shall be provided adequate and appropriate work space, in order to conduct audits in compliance with this ARTICLE. MERCK or its authorized representatives shall give SUPPLIER reasonable advanced notice of intent to audit. Notwithstanding anything herein to the contrary, MERCK's inspection/audit rights shall only apply to the extent that such RECORDS demonstrate: a) MERCK's receipt of those SUBSTANCES for which MERCK has been invoiced, b) SUPPLIER's compliance with the requirements set forth in this AGREEMENT; and c) compliance with MERCK's business ethics policies. SUPPLIER shall preserve the RECORDS and MERCK or its authorized representatives shall have access to the RECORDS for a period of ten (10) years after the satisfaction of SUPPLIERS obligations under this AGREEMENT, or for such longer period as may be required by law.

19.2 If an audit inspection or examination conducted in accordance with this ARTICLE discloses overpricing or overcharges (of any nature) by SUPPLIER to MERCK, any adjustments and/or payments to MERCK shall be made by SUPPLIER within a reasonable amount of time not to exceed ninety (90) days from presentation of MERCK's findings to SUPPLIER.

20.0 ETHICS/CONFLICT OF INTEREST

20.1 In its performance of this AGREEMENT, SUPPLIER shall adhere to business practices that are in accordance with the letter and spirit of applicable laws and ethical principles as follows:

(a) All transactions in connection with this AGREEMENT will be accurately reflected in SUPPLIER's RECORDS, and no funds or other assets shall be paid directly or indirectly to government officials or persons acting on their behalf for the purpose of influencing government decisions or actions with respect to MERCK's business.

(b) SUPPLIER shall conduct its activities hereunder and its dealings with MERCK, SUBSUPPLIERS, CONSULTANTS, or TEMPORARY SUPPLIERS, and third parties so as to avoid loss or embarrassment to MERCK due to any real or apparent conflict of interest, and to require that all SUBSUPPLIERS, CONSULTANTS, or TEMPORARY SUPPLIERS comply with such policy in connection with this AGREEMENT.

(c) MERCK shall have the right to terminate this AGREEMENT upon violation of said business practices on the part of the SUPPLIER, its employees, agents, and representatives, SUBSUPPLIERS or CONSULTANTS.

21.0 EQUAL EMPLOYMENT OPPORTUNITY

21.1 For any MANUFACTURING being performed in the United States of America and/or its territories, SUPPLIER shall comply with the Equal Employment Opportunity provisions in SECTION 202, Paragraphs 1 through 7 of Executive Order 11286, as amended, and Executive Order 11701 relative to equal employment opportunity and the employment of veterans, and the Rehabilitation Act of 1973, as amended, with respect to equal employment opportunity and the employment of disabled individuals, and the Vietnam Era Veterans Readjustment Assistance Act of 1972, as amended, with respect to equal employment opportunity and the employment of disabled veterans and veterans of the Vietnam Era, and the implementing rules and regulations there under are incorporated herein by specific reference. MERCK reserves the right to deduct from the amount payable to SUPPLIER under this AGREEMENT a penalty as prescribed by law for each person for each calendar day in violation of the provisions of this paragraph. This AGREEMENT may be canceled or terminated upon request by MERCK, and all money due or to become due may be forfeited, for a second or any subsequent violation of this SECTION 21.1.

22.0 INDEPENDENT SUPPLIER

22.1 In the performance of SUPPLIER's obligations under this AGREEMENT, SUPPLIER shall at all times act as and be deemed an independent contractor. Nothing in this AGREEMENT shall be construed to render SUPPLIER or any of its employees, agents, or officers, an employee, joint venture, agent, or partner of MERCK. SUPPLIER is not authorized to assume or create any obligations or responsibilities, express or implied, on behalf of or in the name of MERCK. It is understood that the employees, methods, facilities, and equipment of SUPPLIER shall at all times be under SUPPLIER's exclusive direction and control.

23.0 UTILIZATION OF SMALL, SMALL DISADVANTAGED AND WOMEN-OWNED SMALL BUSINESS CONCERNS

23.1 It is a policy of the United States Government that small businesses, women owned businesses, and small business concerns owned and controlled by socially and economically disadvantaged individuals, as defined by Federal law, shall have the maximum practicable opportunity to participate in the performance of contracts let by Federal agencies. SUPPLIER shall carry out this policy with respect to the SERVICES in the awarding of SUBSUPPLIER AGREEMENTS to the fullest extent consistent with the timely and efficient performance of any relevant ORDER. SUPPLIER shall also participate in any studies or surveys as may be conducted by the United States Small Business Administration or other applicable agency of the United States as are required to determine the extent of MERCK's or SUPPLIER's compliance with FAR 52.219-8.

24.0 NOTICES

24.1 The term "notice" as used throughout this AGREEMENT, shall mean written notice, except where specifically provided herein to the contrary. Notice shall be delivered by (1) certified mail, return receipt requested (or the equivalent); (2) hand delivery with receipt acknowledged; or (3) overnight courier service that provides a delivery receipt. Notices shall be delivered to the following addresses or to such other address or person as a party may specify by notice given in accordance with this SECTION.

If to MERCK:
Merck & Co., Inc.
Two Merck Drive
Whitehouse Station, NJ 08889-0100
Attention: Director of Direct Materials and Capital Procurement

With a copy to:
Merck & Co., Inc.
Two Merck Drive
Whitehouse Station, NJ 08889-0100
Attention: MMD-Legal

If to SUPPLIER:
Cherokee Pharmaceuticals LLC
1835 Market Street, 8th Floor
Philadelphia, PA 19103
Attention: John Elliot, President
Telephone: 215-569-8810
Facsimile: 215-569-9893

And

PRWT Services, Inc.
1835 Market Street, 8th Floor
Philadelphia, PA 19103
Attention: Stratton Lee, Jr.,
President and COO
Telephone: 215-569-8810
Facsimile: 215-569-9893

With a copy to:

Obermayer Rebmann Maxwell & Hippel LLP
One Penn Center, 19th Floor
Philadelphia, PA 19103-1895
Attention: John V. O'Hara, Esquire
Telephone: 215-665-3234
Facsimile: 215-665-3165

Notice given in accordance with this SECTION shall be deemed delivered when received, or upon refusal of receipt.

25.0 FORCE MAJEURE

25.1 No party shall be liable for a failure or delay in performing any of its obligations under this AGREEMENT if, but only to the extent that, such failure or delay is due to causes beyond the reasonable control of the affected party, including: (1)

acts of God; (2) fire or explosion (except to the extent caused by the negligence or willful misconduct of the affected party); (3) unusually severe weather; (4) war, invasion, riot or other civil unrest; (5) governmental laws, orders, restrictions, actions, embargoes, or blockages; (6) national or regional emergency; and (7) injunctions, strikes, lockouts, labor trouble, or other industrial disturbances; provided that the party affected shall promptly notify the other of the force majeure condition and shall exert reasonable efforts to eliminate, cure, or overcome any such causes and to resume performance of its obligations as soon as practicable.

26.0 GOVERNING LAW

26.1 This AGREEMENT shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey without reference to principles of conflicts of laws.

27.0 PUBLICITY

27.1 SUPPLIER agrees not to advertise or otherwise make known to others any information regarding this AGREEMENT. SUPPLIER further agrees not to use or reference in any advertising, press release, interview, presentation to prospective clients, article, promotional material, or other communication, any MERCK company or representative name, endorsement, direct or indirect quote, code, drawing, logo, trademark, specification, or picture without the prior written consent of MERCK, which consent may not be unreasonably withheld.

28.0 EXCLUDED ENTITIES

28.1 SUPPLIER represents and warrants that, as of the date of this AGREEMENT, neither it, nor any of its officers, directors, KEY EMPLOYEES, OR KEY SUBSUPPLIERS has been in VIOLATION. SUPPLIER shall notify MERCK in writing immediately if any such VIOLATION occurs or comes to its attention. If a VIOLATION exists with respect to any of SUPPLIER's officers, directors, KEY EMPLOYEES, or KEY SUBSUPPLIERS, SUPPLIER shall promptly remove such individual(s) or entities from performing any service, function or capacity related to the MANUFACTURING. MERCK shall also have the right, in its sole discretion, to terminate this AGREEMENT immediately in the event of any such VIOLATION.

29.0 ASSIGNMENT

29.1 Neither party may assign, transfer, or otherwise dispose of this AGREEMENT or any obligation or right with respect hereto without the prior written consent of the other party; provided, however, that MERCK may assign this AGREEMENT, in whole or in part, to any MERCK AFFILIATE upon notice to SUPPLIER.

30.0 ENTIRE AGREEMENT/AMENDMENTS

30.1 This AGREEMENT, together with the PURCHASE AGREEMENT, the TRANSACTION DOCUMENTS all SUBSTANCE SPECIFIC COMMITMENTS and attachments hereto, and any ORDERS issued hereunder, constitutes the entire agreement between the parties hereto and shall supersede and take the place of any and all agreements, documents, minutes of meetings, or letters concerning the subject matter hereof that may, prior to the EFFECTIVE DATE, be in existence. Furthermore, this AGREEMENT shall supersede any and all pre-printed terms on any orders, invoices, and other related documents and any and all orders issued by SUPPLIER. This AGREEMENT may only be amended by a statement in writing to that effect signed by duly authorized representatives of MERCK and SUPPLIER.

Notwithstanding the foregoing, the AGREEMENT OF CONFIDENTIALITY shall remain in full force and effect as a separate agreement.

The intent of this AGREEMENT is to include items necessary for the proper execution and completion of the performance under this AGREEMENT. The documents comprised by this AGREEMENT are complementary, and what is required by any one shall be as binding as if required by all. Words and abbreviations that have known or technical trade meanings are used in this AGREEMENT in accordance with such recognized meanings.

31.0 SUCCESSORS AND ASSIGNS

31.1 The terms and conditions of this AGREEMENT shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

32.0 SURVIVAL OF CERTAIN PROVISIONS

32.1 The terms, provisions, representations, and warranties contained in this AGREEMENT that by their sense and context are intended to survive the performance thereof by either party or both parties hereunder shall so survive the completion of performance, expiration or termination of this AGREEMENT.

33.0 SEVERABILITY

33.1 If any provision of this AGREEMENT is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this AGREEMENT shall continue in full force and effect. The parties shall negotiate in good faith to substitute a valid, legal, and enforceable provision that reflects the intent of such invalid or unenforceable provision.

34.0 HEADINGS

34.1 The headings assigned to the ARTICLES and SECTIONS of this AGREEMENT are for convenience only and shall not limit the scope and applicability of the ARTICLES and SECTIONS.

35.0 NON-WAIVER

35.1 Any party's failure to enforce any of the terms or conditions herein or to exercise any right or privilege pursuant hereto, or any party's waiver of any breach under this AGREEMENT, shall not be construed to be a waiver of any other terms, conditions, or privileges, whether of a similar or different type.

36.0 FURTHER ASSURANCES

36.1 Each party agrees to execute such further papers, agreements, documents, instruments and the like as may be necessary or desirable to affect the purpose of this AGREEMENT and to carry out its provisions.

37.0 COUNTERPARTS

37.1 This AGREEMENT may be executed in two (2) or more counterparts, each of which shall for all purposes be deemed an original and all of which together shall constitute one and the same instrument.

38.0 CUMULATIVE REMEDIES

38.1 Except as otherwise expressly set forth herein, no remedy referred to in this AGREEMENT is intended to be exclusive, but each shall be cumulative and in addition to any other remedy available under the terms of this AGREEMENT or otherwise available at law or in equity.

39.0 U.N. CONVENTION ON INTERNATIONAL SALE OF GOODS

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their duly authorized representatives as of the EFFECTIVE DATE.

MERCK & CO., INC.		CHEROKEE PHARMACEUTICALS LLC	
By:	[signature]	By:	[signature]
Name:	Lawrence J Naldi	Name:	Stratton C Lee JR.
Title:	Sr. VP, Science + Technology	Title:	Director: Cherokee Pharmaceuticals, President.

LEGAL REVIEW

PRWT SERVICES INC. hereby irrevocably and unconditionally guarantees the performance by Cherokee Pharmaceuticals LLC of the contractual obligations set forth in this AGREEMENT. PRWT SERVICES INC. shall be responsible for all liability, direct or indirect, due or to become due, now existing or hereafter arising, resulting from the performance or non-performance of these contractual obligations. MERCK shall have no obligation to first seek performance of any of the contractual obligations by Cherokee Pharmaceuticals LLC before seeking enforcement of this guarantee by PRWT SERVICES INC.

AGREED TO AND ACCEPTED BY:

PRWT SERVICES INC.

By: [signature]

Name: STANTON C. LEE JR.

Title: PRESIDENT + COO

Exhibit 1.23
Upfront Paid Materials

Key Raw Material	SUBSTANCE
**	**
**	**
**	**
**	**
**	**
**	**
**	**
**	**
**	**
**	**

Exhibit 3.1
Substance Forecast

Kg	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08
CNS	**	**	**	**	**	**	**	**	**	**	**	**
INS	**	**	**	**	**	**	**	**	**	**	**	**
Ertapenem	**	**	**	**	**	**	**	**	**	**	**	**
Abamectin	**	**	**	**	**	**	**	**	**	**	**	**
Eprinomectin	**	**	**	**	**	**	**	**	**	**	**	**
MK 524A (Laropiprant)	**	**	**	**	**	**	**	**	**	**	**	**

*While these estimates may represent Merck's good faith forecast as of the EFFECTIVE DATE, they are being provided as a courtesy only and SUPPLIER expressly acknowledges that it is not relying in anyway on the estimates as being reflective of actual volumes. Actual volumes will be determined by the Firm Order Process set forth in ARTICLE 3.0 – Estimated Requirements and Orders.

Exhibit 3.2
Initial Order

Finished Goods Volume	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08
CNS	**	**	**	**	**	**
INS	**	**	**	**	**	**
Ertapenem	**	**	**	**	**	**
Abamectin	**	**	**	**	**	**
Eprinomectin						
MK 524A (Laropiprant)	**	**	**	**	**	**

Exhibit 6.6

Supply Revenue	2008	2009	2010	2011	2012	2013	Total
CNS	**	**	**	**	**	**	**
INS	**	**	**	**	**	**	**
Ertapenem	**	**	**	**	**	**	**
Avermectin (**)	**	**	**	**	**	**	**
Eprinomectin (**)	**		**	**	**	**	**
MK 524A (Laropiprant)	**	**	**.	**	**	**	**
	=====	=====	=====	=====	=====	=====	=====
Total Revenue (LOH & Materials)	**	**	**	**	**	**	**

ATTACHMENT A

AGREEMENT OF CONFIDENTIALITY

MUTUAL CONFIDENTIALITY AGREEMENT

This Mutual Confidentiality Agreement (this "AGREEMENT") entered into by and between (i) MERCK & CO., INC. having a place of business at One Merck Drive, Whitehouse Station, New Jersey 08889-0100 ("MERCK") and (ii) jointly and severally by (A) CHEROKEE PHARMACEUTICALS LLC ("CHEROKEE") and (B) PRWT SERVICES INC., ("PRWT"), each having a place of business at 1835 Market Street, Philadelphia, PA 19103 (CHEROKEE and PRWT are collectively "CHEROKEE/PRWT"), confirms the terms under which a party or its "AFFILIATES" (as hereinafter defined) has disclosed or may hereafter disclose to the other party or its AFFILIATES certain confidential and proprietary information for the purpose of the parties and/or their AFFILIATES:

(i) completing the transfer of assets and related transactions pursuant to an Asset Purchase Agreement between MERCK and CHEROKEE/PRWT, and all related documents, if any;

(ii) supplying information and services pursuant to a Transition Services Agreement between MERCK and CHEROKEE;

(iii) licensing certain intellectual property pursuant to commitments issued pursuant to that certain Supply Agreement (the "SUPPLY AGREEMENT") and Non-Exclusive Patent and Know-How License Agreement (the "LICENSE AGREEMENT"), each between MERCK and CHEROKEE; and

(iv) supplying certain products pursuant to the SUPPLY AGREEMENT and all related documents, if any, (collectively, the "TRANSACTION DOCUMENTS"). All those purposes specifically referenced hereinabove shall be referred to hereinafter as the "PURPOSES."

For the purposes of this AGREEMENT, AFFILIATES shall mean (i) any corporation or business entity fifty percent (50%) or more of the voting stock or voting equity interests of which are owned directly or indirectly by such party; or (ii) any corporation or business entity which directly or indirectly owns fifty percent (50%) or more of the voting stock or voting equity interests of such party; or (iii) any corporation or business entity directly or indirectly controlling or under control of a corporation or business entity described in (i) or (ii).

For purposes of this AGREEMENT, the terms "party" and "parties" contemplates MERCK as one party and CHEROKEE/PRWT as the other party.

MERCK and CHEROKEE/PRWT agree that any and all information, know-how, and data, whether oral, electronic, magnetic, digital, written, or graphical that is disclosed or provided by MERCK or its AFFILIATES to CHEROKEE/PRWT or its AFFILIATES or by CHEROKEE/PRWT or its AFFILIATES to MERCK or its AFFILIATES (including any analysis, products, conclusions or other materials drawn or derived therefrom), whether or not expressly labeled as confidential/proprietary, or that may be derived from or related to (i) any visits by personnel of one party to the location of the

Business Confidential B use only

other or (ii) that may be otherwise known to one party through its visits or contacts with the other (hereinafter individually and collectively referred to as "INFORMATION") shall be disclosed and used by the parties subject to the following terms and conditions:

1. MERCK and CHEROKEE/PRWT shall:

(a) keep all INFORMATION of the other party in confidence and will not, without the disclosing party's prior written consent, disclose any INFORMATION of the disclosing party to any person or entity, except those directors, officers, employees, agents, advisors or AFFILIATES of the receiving party who directly require the INFORMATION for the PURPOSES. Each such director, officer, employee, agent, advisor or AFFILIATE to whom INFORMATION is to be disclosed shall be advised by the receiving party of the terms of this AGREEMENT and the receiving party shall be responsible for ensuring that such director, officer, employee, agent, advisor or AFFILIATE complies with the terms of this AGREEMENT as if it were party to it. Both parties shall take all reasonable precautions to prevent INFORMATION from being disclosed to any unauthorized person or entity;

(b) Ensure that their respective directors, officers, employees, agents, advisors and AFFILIATES to whom INFORMATION is disclosed shall not use, either directly or indirectly, any INFORMATION disclosed to it, irrespective of whether such INFORMATION is disclosed prior to or after the effective date of this AGREEMENT, for any purpose other than for the PURPOSES without the disclosing party's prior written consent;

(c) Treat and safeguard as private and confidential all the INFORMATION; and

(d) Consistent with Subsection 1(c) above, ensure proper and secure storage of all the INFORMATION, ((a), (b), (c) and (d) are collectively, the "OBLIGATIONS").

2. The OBLIGATIONS of confidentiality set forth herein shall not apply to any INFORMATION that is:

(a) lawfully possessed at any time by the receiving party prior to receipt from the disclosing party, as evidenced by the receiving party's written records (which shall include records maintained in electronic, digital or magnetic format); or

(b) published or available to the general public otherwise than through the receiving party's breach of this AGREEMENT, or its breach of any other obligation of confidentiality; or

(c) obtained by the receiving party from a third party with a valid right to disclose such INFORMATION, provided that said third party is not under a confidentiality obligation to the disclosing party; or

(d) independently developed by employees or agents of the receiving party who had no knowledge of the disclosing party's INFORMATION, as evidenced by the receiving party's written records (which shall include records maintained in electronic, digital or magnetic format).

(e) solely as to the obligations of CHEROKEE/PRWT hereunder with respect to INFORMATION, sold and transferred by MERCK to CHEROKEE pursuant to the terms of any of the TRANSACTION DOCUMENTS. For the avoidance of doubt, the OBLIGATIONS do apply to any INFORMATION that is licensed or otherwise disclosed to CHEROKEE/PRWT but not sold to CHEROKEE pursuant to the terms of this AGREEMENT or any of the TRANSACTION DOCUMENTS (unless this AGREEMENT is expressly superseded by an applicable TRANSACTION DOCUMENT.)

Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving party.

3. Subject to the provisions of SECTION 4, the OBLIGATIONS do not apply to a disclosure or use of INFORMATION if the disclosure or use is required:

(a) by applicable law, a court of competent jurisdiction or a competent judicial, governmental, supervisory or regulatory body; or

(b) by a rule of a stock exchange or listing authority on which the share or other securities in the disclosing party or its AFFILIATES are listed or traded; or

(c) for the purpose of legal proceedings arising out of a TRANSACTION DOCUMENT; provided however, that such disclosure shall be solely for the purpose of such proceedings, and provided further that the party involved in such proceedings shall cause such INFORMATION to be marked as "CONFIDENTIAL", and shall endeavor to cause such INFORMATION to be disclosed under seal, and provided further that the party involved in such proceedings shall endeavor to cause all parties to such proceedings to enter into a confidentiality agreement, and provide further that the party involved in such proceedings shall endeavor to cause such confidentiality agreement to be approved by court order.

4. A party may only make a disclosure in the circumstances contemplated by **SECTION 3** if, before making the disclosure, it has consulted with the other party and taken into account the other party's requirements as to the timing, content and manner of making the disclosure to the extent it is permitted to do so by applicable law or regulation and to the extent it is reasonably practicable to do so.

5. All INFORMATION, without limitation, shall remain the property of the disclosing party. Other than as specifically set out in the TRANSACTION DOCUMENTS, neither party shall

acquire any license or any other intellectual property interest in any INFORMATION disclosed to it by the disclosing party. Further, disclosure of INFORMATION shall not result in any obligation to grant the receiving party any right in and to the INFORMATION.

6. Any and all discoveries, improvements and/or inventions (**"Inventions"**) by CHEROKEE/PRWT or its AFFILIATES, whether or not patentable, resulting from CHEROKEE/PRWT's or its AFFILIATE'S use of MERCK INFORMATION shall be and is the sole and exclusive property of MERCK and all rights to such Invention shall be promptly assigned by CHEROKEE/PRWT or its AFFILIATES as directed by MERCK. Any such Invention shall be deemed to be MERCK INFORMATION. for purposes of this AGREEMENT. CHEROKEE/PRWT shall notify MERCK, within thirty (30) calendar days of such Invention, and shall assist MERCK as MERCK reasonably requests in protecting MERCK's proprietary rights to such Invention. MERCK shall reimburse CHEROKEE/PRWT (to the extent not previously paid by MERCK to CHEROKEE/PRWT) for all actual, documented and reasonable costs and expenses incurred by CHEROKEE/PRWT in providing such assistance to MERCK. To the extent that any such Invention is of general application in manufacturing and does not relate specifically to any particular MERCK product or process or to the class of products or processes to which the MERCK product or process belongs, MERCK shall grant and hereby grants to CHEROKEE a perpetual, royalty-free, non-exclusive, worldwide, non-sublicensable right and license to use such Inventions in manufacturing compounds and products, including the SUBSTANCES as such term is defined and as provided under the SUPPLY AGREEMENT. To the extent that any such Invention is not of general application in manufacturing, but rather relates specifically to a particular MERCK product or process or to the class of products or processes to which the MERCK product or process belongs, MERCK shall grant and hereby grants to CHEROKEE a royalty-free, non-exclusive, worldwide, non-sublicensable right and license to carry out its responsibilities and obligations solely under the SUPPLY AGREEMENT. In the event there is a Change of Control under the SUPPLY AGREEMENT, and provided that MERCK does not terminate the SUPPLY AGREEMENT as set forth thereunder due to such Change of Control, then a New Corporation (as such term is defined in the SUPPLY AGREEMENT), if resulting from such Change of Control, shall be granted the licenses and rights as provided to CHEROKEE as set forth in this **SECTION 6**. The licenses granted to CHEROKEE under this **SECTION 6** shall not survive termination of this AGREEMENT resulting from the material breach of this AGREEMENT by CHEROKEE/PRWT, or the breach of the SUPPLY AGREEMENT or the LICENSE AGREEMENT by CHEROKEE.

7. Subject to any contrary provisions expressly set forth in any applicable TRANSACTION DOCUMENT, upon the written request of the disclosing party, the receiving party shall immediately either return to the disclosing party, or destroy, all INFORMATION of the disclosing party, in accordance with the instructions of the disclosing party, including all notes, summaries, and translations that have been made regarding such INFORMATION, and all copies of the foregoing. In the event destruction is requested by the disclosing party, the receiving party shall certify such destruction in writing. Notwithstanding the foregoing, with regard to INFORMATION related to the intellectual property described more particularly in section (iii) above, CHEROKEE/PRWT shall return all such INFORMATION (including all notes, summaries and translations that have been made regarding such INFORMATION, and

all copies of the foregoing) to MERCK (or its AFFILIATES, as the case may be) without further request of MERCK (or its AFFILIATES, as the case may be) upon expiration or earlier termination of the SUPPLY AGREEMENT or any of the relevant commitments issued pursuant thereto.

8. Except as otherwise expressly set forth in any of the TRANSACTION DOCUMENTS, no representation or warranty is made or given as to the accuracy or the completeness of the INFORMATION or any other information supplied or as to the reasonableness of any assumptions on which any of the same is based, and the parties agree (each on its own behalf and on behalf of each of its AFFILIATES) that neither party shall have any liability to the other resulting from the use of INFORMATION or any other information supplied, or for any opinions, projections or forecasts expressed or made by any of them, or for any errors, omissions or mis-statements made by any of them. Subject to the express provisions to the contrary in any applicable TRANSACTION DOCUMENT, in furnishing any INFORMATION no obligation is undertaken by either party to provide any additional information or to update or correct any inaccuracies which may become apparent in any of the INFORMATION.

9. MERCK and CHEROKEE/PRWT shall indemnify, defend and hold harmless each other, their respective members, directors, employees, agents and advisors and the members and shareholders of each party from and against any action, claim or proceedings and all costs (including without limitation attorney's fees), expenses or other liabilities arising therefrom, brought by any third party as a result of any unauthorized disclosure of any of the INFORMATION.

10. No agency or partnership relationship between MERCK and CHEROKEE/PRWT, either express or implied, shall be created by this AGREEMENT. Subject to the express provisions of any applicable TRANSACTION DOCUMENT, each party agrees to keep the existence and nature of the relationship between the parties as well as the terms of this AGREEMENT confidential and not to use the names of the other parties in any publicity or advertisement with regard to this AGREEMENT, without the prior written consent of the other party.

11. The OBLIGATIONS shall be binding upon MERCK and CHEROKEE/PRWT, and shall inure to the benefit of, and be enforceable by, their respective successors and assigns, and shall continue with respect to each item of INFORMATION until the earlier of (i) the occurrence of any of the conditions set forth in **SECTION 2** above with respect to such item, or (ii) the longest period permitted by applicable law.

12. This AGREEMENT embodies the entire understanding of the parties with respect to the subject matter hereof and supersedes and replaces any and all prior understandings and arrangements, oral or written, relating to the INFORMATION, except for any other confidentiality agreement between or among the parties hereto.

13. This AGREEMENT shall be interpreted, construed and enforced in accordance with the laws of the State of New Jersey, without regard or reference to any of its rules or provisions governing conflict of laws.

14. The parties shall attempt to amicably resolve any dispute arising out of or relating to this AGREEMENT through good faith negotiations. In the event that said negotiations are not successful, the dispute shall be resolved through arbitration before three (3) arbitrators. Such arbitration shall take place in Somerset County, New Jersey and shall proceed in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and the laws of the State of New Jersey without regard or reference to any of its rules or provisions governing conflict of laws. Within seven (7) calendar days of either party making a demand for arbitration, MERCK and CHEROKEE/PRWT shall each select one (1) arbitrator. Within thirty (30) days of a demand for arbitration, a third arbitrator shall be selected by the arbitrators selected by the parties. If, within the prescribed time, either party shall fail to appoint its arbitrator, or the two arbitrators selected by the parties fail to appoint the third arbitrator, then either party may apply to the AAA for the appointment of such third arbitrator. The determination of a majority of the panel of arbitrators shall be the decision of the arbitrators and shall be binding upon the parties regardless of whether one of the parties fails or refuses to participate in the arbitration. The decision of the arbitrators shall be enforceable by any court of competent jurisdiction. Each party shall pay for its arbitrator, with all fees and expenses of the third arbitrator being split equally between the parties. All other expenses directly associated with holding an arbitration proceeding shall be split equally between the parties. Either party may enter any arbitration award in any court having jurisdiction or may make application to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

15. Notwithstanding anything to the contrary in SECTION 14, each party understands and agrees that any use or disclosure of INFORMATION of the other party in violation of this AGREEMENT will cause such other party irreparable harm leaving it without an adequate legal remedy and shall therefore entitle the other party, among all other remedies, to injunctive relief from any court having jurisdiction.

16. If any provision of this AGREEMENT is found invalid or unenforceable by a court of competent jurisdiction, the remainder of this AGREEMENT shall continue in full force and effect. The parties shall negotiate in good faith to substitute a valid, legal, and enforceable provision that reflects the intent of such invalid or unenforceable provision.

17. It is understood and agreed that no failure or delay by either party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power, or privilege hereunder.

18. Each signatory will cause its AFFILIATES to comply with the terms of the AGREEMENT and shall ensure that each director, officer, employee, agent or AFFILIATE to whom INFORMATION is to be disclosed is advised of the terms of this AGREEMENT and that such director, officer, employee, agent or AFFILIATE will be bound by the OBLIGATIONS contained herein.

19. The Mutual Confidentiality Agreement, dated as of March 14, 2006 by and between MERCK and PRWT ("ORIGINAL MCA") shall remain in full force and effect with respect to

INFORMATION made available by the parties to each other prior to the date of this Agreement, except that this Agreement shall apply to all INVENTIONS from MERCK INFORMATION whether made available by MERCK pursuant to the ORIGINAL MCA or pursuant to this Agreement.

IN WITNESS WHEREOF, Merck, and Cherokee and PRWT, jointly and severally, have executed this AGREEMENT as of the __ day of ____________, 2007.

MERCK & CO., INC.	PRWT SERVICES INC.
By: ____________________	By: ____________________
Name: ____________________	Name: ____________________
Title: ____________________	Title: ____________________

CHEROKEE PHARMACEUTICALS LLC

By: ____________________

Name: ____________________

Title: ____________________

ATTACHMENT B

** 93 pages omitted

Business Confidential use only

<u>**EXHIBIT 5 – SUPPLY PRICE/VOLUME**</u>

API	SUPPLY PRICE (In U.S. Dollars 2008	SUPPLY PRICE (In U.S. Dollars 2009	SUPPLY PRICE (In U.S. Dollars) 2010	SUPPLY PRICE (In U.S. Dollars) 2011	SUPPLY PRICE (In U.S. Dollars) 2012
Estimated Volumes *	**	**	**	**	**
Price/Kg	**	**	**	**	**

* While these estimates may represent Merck's good faith forecast at this point, they are being provided as a courtesy only and the Supplier is not relying in anyway on the estimates of being reflective of actual volumes. Actual volumes will be determined by the Firm Order Process set forth in Section 3.0 – Estimated Requirements and Orders.

Business Confidential use only

EXHIBIT 5 – SUPPLY PRICE/VOLUME

API	SUPPLY PRICE (In U.S. Dollars 2008	SUPPLY PRICE (In U.S. Dollars 2009	SUPPLY PRICE (In U.S. Dollars) 2010	SUPPLY PRICE (In U.S. Dollars) 2011	SUPPLY PRICE (In U.S. Dollars) 2012
Estimated Volumes *	**	**	**	**	**
Price/Kg	**	**	**	**	**

* While these estimates may represent Merck's good faith forecast at this point, they are being provided as a courtesy only and the Supplier is not relying in anyway on the estimates of being reflective of actual volumes. Actual volumes will be determined by the Firm Order Process set forth in Section 3.0 – Estimated Requirements and Orders.

EXHIBIT 5 – SUPPLY PRICE/VOLUME

API	SUPPLY PRICE (In U.S. Dollars 2008	SUPPLY PRICE (In U.S. Dollars 2009	SUPPLY PRICE (In U.S. Dollars) 2010	SUPPLY PRICE (In U.S. Dollars) 2011	SUPPLY PRICE (In U.S. Dollars) 2012
Estimated Volumes *	**	**	**	**	**
Price/Kg	**	**	**	**	**

* While these estimates may represent Merck's good faith forecast at this point, they are being provided as a courtesy only and the Supplier is not relying in anyway on the estimates of being reflective of actual volumes. Actual volumes will be determined by the Firm Order Process set forth in Section 3.0 – Estimated Requirements and Orders.

EXHIBIT 5 – SUPPLY PRICE/VOLUME

API	SUPPLY PRICE (In U.S. Dollars 2008	SUPPLY PRICE (In U.S. Dollars 2009	SUPPLY PRICE (In U.S. Dollars) 2010	SUPPLY PRICE (In U.S. Dollars) 2011
Estimated Volumes	**	**	**	**
Price/Kg	**	**	**	**

EXHIBIT 5 – SUPPLY PRICE/VOLUME

API	SUPPLY PRICE (In U.S. Dollars 2008	SUPPLY PRICE (In U.S. Dollars 2009	SUPPLY PRICE (In U.S. Dollars) 2010	SUPPLY PRICE (In U.S. Dollars) 2011	SUPPLY PRICE (In U.S. Dollars) 2012
Estimated Volumes	**	**	**	**	**
Price/Kg	**	**	**	**	**

Business Confidential B use only

EXHIBIT 5 – SUPPLY PRICE/VOLUME

API	SUPPLY PRICE (In U.S. Dollars 2008	SUPPLY PRICE (In U.S. Dollars 2009	SUPPLY PRICE (In U.S. Dollars) 2010	SUPPLY PRICE (In U.S. Dollars) 2011	SUPPLY PRICE (In U.S. Dollars) 2012
Estimated Volumes *	**	**	**	**	**
Price/Kg	**	**	**	**	**

* While these estimates may represent Merck's good faith forecast at this point, they are being provided as a courtesy only and the Supplier is not relying in anyway on the estimates of being reflective of actual volumes. Actual volumes will be determined by the Firm Order Process set forth in Section 3.0 – Estimated Requirements and Orders.

**

**

**

Additional Volume above Estimated Volumes (MT)	2008/2009 Price/Kg ($)	2010+ Price/Kg ($)
**	**	**
**	**	**
**	**	**

ATTACHMENT C

Technical Support

Eprinomectin

**

Abamectin

**

MK-524

**